     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1998

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ---------------------

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                            PARKER DRILLING COMPANY

          (and certain subsidiaries identified in footnote (*) below)
             (Exact name of registrant as specified in its charter)

           DELAWARE                           1381                          73-0618660
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)        Identification Number)

                                                                 JAMES J. DAVIS
                                                        SENIOR VICE PRESIDENT OF FINANCE
                                                           AND CHIEF FINANCIAL OFFICER
              8 EAST THIRD STREET                              8 EAST THIRD STREET
             TULSA, OKLAHOMA 74103                            TULSA, OKLAHOMA 74103
                (918) 585-8221                                   (918) 585-8221
       (Address, including zip code, and             (Name, address, including zip code, and
    telephone number, including area code,           telephone number, including area code,
 of registrant's principal executive offices)                 of agent for service)

                                   Copies to:

                                 T. MARK KELLY
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-4592

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
TITLE OF EACH CLASS                                         PROPOSED              PROPOSED
OF SECURITIES                         AMOUNT TO BE      MAXIMUM OFFERING     MAXIMUM AGGREGATE        AMOUNT OF
TO BE REGISTERED                       REGISTERED       PRICE PER UNIT(1)    OFFERING PRICE(1)    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
9.75% Senior Notes Due 2006,
  Series D........................    $450,000,000            100%              $450,000,000          $132,750
-------------------------------------------------------------------------------------------------------------------
Guarantees(2).....................         --                  --                    --                  --
===================================================================================================================

(1) The registration fee has been computed pursuant to rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act"), based on the stated principal amount of each outstanding Series B Note and Series C Note which may be received by the Registrant in the exchange transaction in which the Exchange Notes will be offered.
(2) Guarantees by subsidiaries of the Registrant of the payment of the principal and interest on the 9.75% Senior Notes due 2006, Series D. Pursuant to Rule 457(n), no additional fee is required.
(*) The following subsidiaries of Parker Drilling Company are co-registrants and are incorporated in the states and have the I.R.S. Employer Identification Numbers indicated: (i) Parker Drilling Company of Oklahoma, Incorporated, an Oklahoma corporation (73-0798949); (ii) Parker Technology, Inc., an Oklahoma corporation (75-1246599); (iii) Parker Drilling Company International Limited, a Nevada corporation (73-1046414); (iv) Choctaw International Rig Corp., a Nevada corporation (73-1046415); (v) Parker Drilling Company Limited, a Nevada corporation (73-1284516); (vi) Parker Drilling Company Limited, an Oklahoma corporation (73-1294859); (vii) Parker Drilling Company of New Guinea, Inc., an Oklahoma corporation (73-1331670); (viii) Parker Drilling Company North America, Inc., a Nevada corporation (73-1506381);
    (ix) Parker Drilling U.S.A. Ltd., a Nevada corporation (73-1030215); (x) Vance Systems Engineering, Inc., a Texas corporation (75-1282282); (xi) DGH, Inc., a Texas corporation (75-1726918); (xii) Mallard Bay Drilling, L.L.C., an Oklahoma corporation (72-1361469); (xiii) Quail Tools, L.L.P., an Oklahoma corporation (72-1361471); (xiv) Parcan Limited, a Nevada corporation (73-1097039); (xv) Parker Technology, L.L.C., a Louisiana corporation (62-1681875); (xvi) Hercules Offshore Corporation, a Texas corporation (76-0409092); (xvii) Hercules Rig Corp., a Texas corporation (76-0432009); and (xviii) Parker Drilling Offshore Company, a Delaware corporation (73-1526736).

                             ---------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED APRIL 1, 1998

PROSPECTUS

                            PARKER DRILLING COMPANY

                               OFFER TO EXCHANGE

                     9.75% SENIOR NOTES DUE 2006, SERIES D
                  ($450,000,000 PRINCIPAL AMOUNT OUTSTANDING)
           FOR ALL OUTSTANDING 9.75% SENIOR NOTES DUE 2006, SERIES B
                  ($300,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                   AND 9.75% SENIOR NOTES DUE 2006, SERIES C
                  ($150,000,000 PRINCIPAL AMOUNT OUTSTANDING)

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON             , 1998, UNLESS EXTENDED
                             ---------------------
     Parker Drilling Company, a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of its 9.75% Senior Notes due 2006, Series D (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for each $1,000 principal amount of its outstanding 9.75% Senior Notes due 2006, Series B (the "Series B Notes" or the "Series A/B Notes"), of which $300,000,000 principal amount is outstanding, and its outstanding 9.75% Senior Notes due 2006, Series C (the "Series C Notes"), of which $150,000,000 principal amount is outstanding (the Series B Notes and the Series C Notes being referred to collectively as the "Old Notes"). The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Series B Notes and Series C Notes, except for certain transfer restrictions and registration rights relating to the Series C Notes. The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the benefits of the Indenture (as defined herein). The Exchange Notes and the Old Notes are collectively referred to herein as the "Notes."

     The Exchange Notes will be senior unsecured obligations of the Company, ranking pari passu in right of payment with all senior Indebtedness (as defined) of the Company and senior to all Subordinated Indebtedness (as defined) of the Company. The Exchange Notes will be unconditionally guaranteed (the "Subsidiary Guarantees") on a senior unsecured basis by the Company's principal operating subsidiaries (the "Subsidiary Guarantors"), and the Subsidiary Guarantees will rank pari passu in right of payment with all senior Indebtedness of the Subsidiary Guarantors and senior to all Subordinated Indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantees may be released under certain circumstances. The Exchange Notes and Subsidiary Guarantees will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors, respectively, including any Indebtedness under the Senior Credit Facility (as defined), which is secured by liens on substantially all of the assets of the Company and the Subsidiary Guarantors, to the extent of the pledged collateral. At February 28, 1998, after giving effect to the application of the net proceeds from the sale of the Series C Notes, the Company would have had no secured Indebtedness outstanding (excluding letters of credit) and would have had $75 million available under the revolving credit portion of the Senior Credit Facility, less $12 million reserved to support outstanding letters of credit. The Indenture governing the Exchange Notes permits the Company and its subsidiaries to incur additional Indebtedness in the future, subject to certain limitations.

                                                  (Cover continued on next page)
                             ---------------------
 SEE "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER
             AND IN EVALUATING AN INVESTMENT IN THE EXCHANGE NOTES.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1998.

     The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the date the Exchange
Offer expires, which will be             , 1998, unless the Exchange Offer is
extended. See "The Exchange Offer -- Expiration Date; Extensions; Amendment." Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date (as defined herein), unless previously accepted for exchange. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement related to the Series C Notes (as defined herein). Old Notes may be tendered only in denominations of $1,000 principal amount and integral multiples thereof. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to pay certain expenses of the Exchange Offer. See "The Exchange Offer."

     The Exchange Notes will bear interest from the later of May 15, 1998 and the date of issuance of the Exchange Notes at a rate equal to 9.75% per annum and will be payable semi-annually on May 15 and November 15 of each year commencing November 15, 1998. Interest on the Series C Notes that are tendered in exchange for the Exchange Notes that has accrued from the date of issuance of the Series C Notes (or the most recent Interest Payment Date to which interest on the Series C Notes has been paid), through the Exchange Date and interest on the Series B Notes that are tendered in exchange for the Exchange Notes since the most recent date to which interest on the Series B Notes has been paid through the Exchange Date will be payable on November 15, 1998.

     The Series C Notes in an aggregate principal amount of $150 million were sold by the Company on March 11, 1998 to Jefferies & Company, Inc. (the "Initial Purchaser") in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Series C Notes were thereupon offered and sold by the Initial Purchaser only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and to a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act), each of whom agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Series C Notes may not be offered, resold or otherwise transferred unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement entered into with the Initial Purchaser in connection with the offering of the Series C Notes. See "The Exchange Offer."

     On November 12, 1996, the Company issued $300 million aggregate principal amount of unregistered 9.75% Senior Notes due 2006, Series A (the "Series A Notes"), all of which were exchanged in February 1997 for the registered Series B Notes pursuant to the Indenture dated November 12, 1996 (the "Series A/B Indenture"). As such, the Series B Notes are freely tradeable. THE COMPANY HAS INCLUDED THE SERIES B NOTES IN THE EXCHANGE OFFER IN ORDER TO ALLOW THE SERIES C NOTES AND THE SERIES B NOTES TO TRADE AS A SINGLE ISSUE, WHICH THE COMPANY BELIEVES WILL INCREASE THE LIQUIDITY OF THE EXCHANGE NOTES. SEE "RISK
FACTORS -- EXCHANGE OFFER PROCEDURES" AND "RISK FACTORS -- ABSENCE OF A PUBLIC MARKET FOR THE EXCHANGE NOTES."

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission" or "SEC") to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13,
1989), Morgan Stanley & Co. Inc., SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter") and Mary Kay Cosmetics, Inc., SEC No-Action Letter (available June 5, 1991), the Company believes that the Exchange Notes issued pursuant to the Exchange Offer for Series C Notes may be offered for resale, resold and otherwise transferred by the respective holders thereof (other than a "Restricted Holder," being (i) a broker-dealer who purchased Series C Notes exchanged for such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of such Exchange Notes. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Holders who tender Series C Notes in the Exchange Offer with the intention to participate in a distribution of the Exchange Notes may not rely upon the Morgan Stanley Letter or similar no-action letters. See "The Exchange Offer -- General." Each broker-dealer that receives Exchange Notes for its own account in exchange for Series C Notes pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Series C Notes where such Series C Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus and any amendment or supplement to this Prospectus available to any broker-dealer for use in connection with any such resale for a period of up to 180 days after consummation of the Exchange Offer. See "Plan of Distribution."

     The Company will not receive any proceeds from the Exchange Offer.

     The Exchange Notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes or as to the ability of or price at which the holders of Exchange Notes would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among others, prevailing interest rates, the Company's operating results and the market for similar securities. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange. The Initial Purchaser has informed the Company that they currently intend to make a market for the Exchange Notes. However, they are not so obligated, and any such market making may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

     ANY SERIES C NOTES AND/OR SERIES B NOTES NOT TENDERED AND ACCEPTED IN THE EXCHANGE OFFER WILL REMAIN OUTSTANDING. TO THE EXTENT THAT ANY SERIES C NOTES AND/OR SERIES B NOTES OF OTHER HOLDERS ARE TENDERED AND ACCEPTED IN THE EXCHANGE OFFER, A HOLDER'S ABILITY TO SELL UNTENDERED SERIES C NOTES AND/OR SERIES B NOTES COULD BE ADVERSELY AFFECTED. FOLLOWING CONSUMMATION OF THE EXCHANGE OFFER, THE HOLDERS OF UNTENDERED SERIES C NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING RESTRICTIONS UPON TRANSFER THEREOF.

     The Company expects that the Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of one or more Global Exchange Notes (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interest in the Global Exchange Notes representing the Exchange Notes will be shown on, and transfers thereof to qualified institutional buyers will be effected through, records maintained by DTC and its participants. After the initial issuance of the Global Exchange Note, Exchange Notes in certificated form will be issued in exchange for the Global Exchange Note on the terms set forth in the Indenture. See "Description of Exchange Notes -- Book-Entry, Delivery and Form."

                             ---------------------

     No dealer, salesperson or other person has been authorized to give information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the Exchange Notes offered hereby, nor does it constitute an offer to sell or the solicitation of an offer to buy any of the Exchange Notes to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                               TABLE OF CONTENTS

                                                              PAGE NO.
                                                              --------
Available Information.......................................     iv
Incorporation of Certain Documents by Reference.............      v
Summary.....................................................      1
Disclosure Regarding Forward-Looking Statements.............     11
Risk Factors................................................     11
The Company.................................................     17
Management..................................................     28
Private Placement...........................................     29
Use of Proceeds.............................................     29
Capitalization..............................................     30
Unaudited Pro Forma Combined Financial Statements...........     31
Selected Consolidated Financial Information.................     37
The Exchange Offer..........................................     39
Description of Senior Credit Facility.......................     46
Description of Exchange Notes...............................     47
Certain Federal Income Tax Considerations...................     74
Plan of Distribution........................................     76
Transfer Restrictions on Series C Notes.....................     76
Legal Matters...............................................     78
Experts.....................................................     78

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission:
Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission, at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy and information statements and other information can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, the Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information filed electronically by the Company with the Commission which can be accessed over the Internet at http://www.sec.gov. While any Notes remain outstanding, the Company will make available, upon request, to any holder and any prospective purchaser of Notes, the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to the Secretary of the Company, 8 East Third Street, Tulsa, Oklahoma 74103. The Company's common stock is listed on the New York Stock Exchange under the symbol "PKD."

     This Prospectus constitutes part of a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of contracts or other documents are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of the applicable contract or other document filed with the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY, 8 EAST THIRD STREET, TULSA, OKLAHOMA 74103, TELEPHONE NUMBER (918) 585-8221. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
            , 1998. [5 DAYS PRIOR TO THE EXPIRATION DATE]

     The following documents have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-7573) and are incorporated herein by reference:

          (1) the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997;

          (2) the Company's Current Reports on Form 8-K filed November 3, 1997 and January 8, 1998;

          (3) the Company's Current Reports on Form 8-K/A filed January 6, 1997 and March 6 and March 31, 1998; and

          (4) the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Registration Statement of which this Prospectus is a part with respect to the registration of the Exchange Notes, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and consolidated financial statements (including the notes thereto) included elsewhere in this Prospectus or incorporated by reference herein. Unless otherwise indicated, the pro forma information presented herein gives effect to (i) the acquisition of Mallard Bay Drilling, Inc. ("Mallard") in November 1996, (ii) the acquisition of Quail Tools, Inc. ("Quail") in November 1996, (iii) the acquisitions of Hercules Offshore Corporation ("HOC") and Hercules Rig Corp. ("HRC" and collectively with HOC, "Hercules") in December 1997, (iv) the financings related to these acquisitions, and (v) the Series C Notes Offering and the application of the net proceeds therefrom. References to "Parker" or the "Company" in this Prospectus include Parker Drilling Company and, unless the context otherwise requires, its subsidiaries.

                                  THE COMPANY

     Parker is a leading worldwide provider of contract drilling services, operating in the transition zones of the Gulf of Mexico and Nigeria, in the offshore waters of the Gulf of Mexico and in international and domestic land oil and gas producing regions. Since 1996, the Company's growth strategy has focused on expanding its business into higher margin offshore and transition zone drilling and workover markets. Consistent with this strategy, the Company acquired (i) Mallard, the second-largest barge drilling and workover company in the transition zones of the Gulf of Mexico (the "Mallard Acquisition"), (ii) Quail, a leading provider of specialized rental equipment for drilling and workover operations, primarily in the Gulf of Mexico (the "Quail Acquisition"),
(iii) the assets of Bolifor, S.A. ("Bolifor"), a leading provider of land contract drilling services in Bolivia (the "Bolifor Acquisition") and (iv) Hercules, a leading provider of contract drilling and workover services in the Gulf of Mexico market (the "Hercules Acquisition").

     Parker's rig fleet currently consists of 35 barge drilling and workover rigs, eight offshore jackup rigs, six offshore platform rigs and 75 land rigs. The Company's barge rig fleet is dedicated to transition zone waters, which are generally defined as extending from the coast to depths of up to 25 feet. The Company's offshore jackup and platform rig fleets currently operate in the Gulf of Mexico market. The Company's land rig fleet generally consists of premium and specialized deep drilling rigs, with 62 of its 75 land rigs capable of drilling to depths of 15,000 feet or greater. In addition, 21 of the Company's land rigs are helicopter-transportable, thus establishing the Company as the dominant operator in the heli-rig market throughout the world. The diversity of the Company's rig fleet, both in terms of geographic location and asset class, enables the Company to provide a broad range of services to oil and gas operators around the world and to take advantage of market upturns, while reducing its exposure to downturns in any particular sector or region.

     The oilfield services industry has experienced a significant increase in activity in the last two years as oil and gas companies have increased their exploration and production budgets in response to increasing demand for oil and gas, stronger oil and gas prices and improved technology which has reduced drilling costs. In the offshore drilling market, including transition zones, rig day rates and utilization levels are at a 15-year high with many markets at or approaching full utilization. During 1996 and 1997, the land drilling industry, both in the United States and internationally, has also shown a marked improvement in day rates and utilization driven by several factors, including stronger commodity prices, rig attrition and the consolidation of drilling contractors, especially in the domestic market. While oil prices have declined in recent months due primarily to anticipation of reduced demand in the Asia Pacific region and increased supply by certain OPEC members, the Company does not expect such price reductions to materially affect its business unless oil prices remain depressed for an extended period. See "Risk Factors -- Industry Conditions."

     The Company's principal offices are located at 8 East Third Street, Tulsa, Oklahoma 74103, and its telephone number is (918) 585-8221.

BUSINESS STRATEGY

     The Company's objective is to continue to expand its position as a worldwide provider of contract drilling and drilling related services in order to achieve revenue and earnings growth. To accomplish this objective, the

Company's business strategy is to (i) expand and diversify the Company's market position in transition zones and in offshore drilling markets worldwide; (ii) capitalize on the increased demand for contract drilling services in the Company's core drilling markets by upgrading its existing rigs with newer technology and equipment and by purchasing or constructing additional rigs; and
(iii) expand and diversify its operations by pursuing additional acquisitions of complementary assets and businesses.

HERCULES TRANSACTION

     In December 1997, the Company acquired Hercules for $195.6 million. Hercules owns a fleet of seven jackup rigs and three self-erecting platform rigs and is the second-largest jackup drilling and workover company in the shallow waters of the Gulf of Mexico. The Hercules Acquisition further expands and complements the Company's presence in the Gulf of Mexico market and provides opportunities to operate jackup rigs internationally. Additionally, the Hercules fleet of three platform rigs augments the Company's existing offshore platform rig business.

                               THE EXCHANGE OFFER

The Series C Notes.........  The Series C Notes were sold by the Company on
                             March 11, 1998 (the "Series C Notes Offering"), to Jefferies & Company, Inc. (the Initial Purchaser) pursuant to a Purchase Agreement dated March 4, 1998 (the "Purchase Agreement"). The Initial Purchaser subsequently resold the Series C Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to accredited institutional investors.

The Series B Notes.........  On November 12, 1996 the Company sold Series A
                             Notes to Jefferies & Company, Inc. and to ING Baring (U.S.) Securities, Inc. (collectively, the "Series A Initial Purchasers"). Pursuant to a Registration Rights Agreement dated November 12, 1996, an exchange offer was made by the Company in February 1997 to exchange all outstanding Series A Notes for registered Series B Notes. Pursuant to such exchange offer, all outstanding Series A Notes were exchanged for registered Series B Notes.

Registration
Requirements...............  Pursuant to the Purchase Agreement, the Company and
                             the Initial Purchaser entered into a Registration Rights Agreement dated March 11, 1998 (the "Registration Rights Agreement"), which grants the holders of the Series C Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights, which terminate upon the consummation of the Exchange Offer. If applicable law or applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, the Company has agreed to file a shelf registration (the "Shelf Registration Statement") covering resales of the Series C Notes. The Registration Rights Agreement also obligates the Company to make the Exchange Offer to the holders of the Series B Notes.

The Exchange Offer.........  The Company is offering to exchange $1,000 principal amount of the Exchange Notes for each $1,000 principal amount of (i) Series C Notes and
                             (ii) Series B Notes. As of the date hereof,
                             $150,000,000 aggregate principal amount of Series C Notes are outstanding and $300,000,000 aggregate principal amount of Series B Notes are outstanding. The Company will issue the Exchange Notes to
                             holders on [               ], 1998 (the "Exchange
                             Date").

                             Based on an interpretation of the staff of the Commission set forth in no action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Series C Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                             Each broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes issued in exchange for Series C Notes. The Letter of Transmittal for the Exchange Offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Series C Notes where such Series C Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed to make this Prospectus available to any participating broker-dealer for use in connection with any such resale for a period of up to 180 days from the consummation of the Exchange Offer.

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date Offer......  5:00 p.m., New York City time, on                ,
                             unless the Exchange is extended, in which case the term "Expiration Date" means the latest date to which the Exchange Offer is extended. See "The
                             Exchange Offer -- Expiration Date; Extensions;
                             Amendments."

Interest on the Exchange
Notes......................  The Exchange Notes will bear interest from the later of May 15, 1998 and the date of issuance of the Exchange Notes at a rate equal to 9.75% per annum and will be payable semi-annually on May 15 and November 15 of each year commencing November 15, 1998. Interest on the Series C Notes that are tendered in exchange for the Exchange Notes that has accrued from the date of issuance of the Series C Notes (or the most recent Interest Payment Date to which interest on the Series C Notes has been paid), through the Exchange Date and interest on the Series B Notes that are tendered in exchange for the Exchange Notes since the most recent date to which interest on the Series B Notes has been paid through the Exchange Date will be payable on November 15, 1998.

Procedures for Tendering
  Series C Notes and/or
  Series B Notes...........  Each holder of Series C Notes and/or Series B Notes wishing to accept the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Series C Notes and/or Series B Notes and any other required documentation to the Exchange Agent at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the holder or the person receiving such Exchange Notes, whether or not such person is the holder, is acquiring the Exchange Notes in the ordinary course of business and that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes. In lieu of physical delivery of the certificates representing Series C Notes and/or Series B Notes, tendering holders may transfer Series C Notes and/or Series B Notes pursuant to the procedure for book-entry transfer as set forth under "The Exchange
                             Offer -- Procedures for Tendering."

Special Procedures for
Beneficial Owners..........  Any beneficial owner whose Series C Notes and/or
                             Series B Notes are registered in the name of a broker-dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf.

                             If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Series C Notes and/or Series B Notes, either make appropriate arrangements to register ownership of the Series C Notes and/or Series B Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed Delivery
Procedures.................  Holders of Series C Notes and/or Series B Notes who
                             wish to tender their Series C Notes and/or Series B Notes and whose Series C Notes and/or Series B Notes are not immediately available or who cannot deliver the Series C Notes and/or Series B Notes (or comply with the procedures for book-entry transfer prior to the Expiration Date) must tender their Series C Notes and/or Series B Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m., New York City time, on the Expiration Date pursuant to the procedures described under "The Exchange Offer -- Withdrawal of Tenders."

Acceptance of Series C
Notes and/or Series B Notes
  and Delivery of Exchange
  Notes....................  Subject to certain conditions, the Company will accept for exchange any and all Series C Notes and any and all Series B Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the

                             Exchange Offer will be delivered on the Exchange Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Federal Income Tax
  Consequences.............  The exchange pursuant to the Exchange Offer should not be a taxable event for federal income tax purposes. See "Certain Federal Income Tax Consequences."

Effect on Holders of Series
C Notes....................  As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement and, with certain exceptions noted below, holders of Series C Notes who do not tender their Series C Notes will not have any further registration rights under the Registration Rights Agreement or otherwise. Such holders will continue to hold the untendered Series C Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer. All untendered Series C Notes will continue to be subject to certain restrictions on transfer. Accordingly, if any Series C Notes are tendered and accepted in the Exchange Offer, the trading market of the untendered Series C Notes could be adversely affected. See "Risk Factors -- Exchange Offer Procedures" and "Risk Factors -- Absence of a Public Market for the Exchange Notes."

Effect on Holders of Series
B Notes....................  Holders of Series B Notes who do not tender their
                             Series B Notes will continue to hold untendered Series B Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Series A/B Indenture. If any holders of the Series B Notes tender such notes, the trading market of untendered Series B Notes could be adversely affected. See "Risk Factors -- Exchange Offer Procedures" and "Risk Factors -- Absence of a Public Market for the Exchange Notes."

Exchange Agent.............  Chase Bank of Texas, National Association is
                             serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer. The mailing address of the Exchange Agent is: Chase Bank of Texas, National Association, Attention: Frank
                             Ivins -- Registered Bond Events -- Personal & Confidential, P. O. Box 2320, Dallas, Texas 75221-2320. Hand deliveries and deliveries by overnight courier should be addressed to Chase Bank of Texas, National Association, Attention: Frank
                             Ivins -- Registered Bond Events -- Personal & Confidential, 1201 Main Street, 18th Floor, Dallas, Texas 75202. For information with respect to the Exchange Offer, the telephone number for the Exchange Agent is (800) 275-2048, and the facsimile number for the Exchange Agent is (214) 672-5746. See "The Exchange Offer -- Exchange Agent."

Use of Proceeds............  There will be no cash proceeds payable to the
                             Company from the issuance of the Exchange Notes pursuant to the Exchange Offer. See "Use of Proceeds." For a discussion of the use of the net proceeds received by the Company from the sale of the Series C Notes, see "Private Placement."

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

Securities Offered.........  $450,000,000 principal amount of 9.75% Senior Notes due 2006, Series D.

Maturity Date..............  November 15, 2006.

Interest Rate and Payment
Dates......................  The Exchange Notes will bear interest at a rate of
                             9.75% per annum. Interest on the Exchange Notes will accrue from the date of issuance thereof and will be payable semi-annually on November 15 and May 15 of each year, commencing November 15, 1998.

Optional Redemption........  The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 15, 2001, at the redemption prices set forth herein, together with accrued and unpaid interest to the date of redemption. In the event the Company consummates a Public Equity Offering on or prior to November 15, 1999, the Company may at its option use all or a portion of the proceeds from such offering to redeem up to 35% of the aggregate principal amount of the Notes originally issued (but disregarding, for this purpose, any Exchange Notes other than additional Notes) at a redemption price equal to 109.75% of the aggregate principal amount thereof, together with accrued and unpaid interest to the date of redemption, provided that at least 65% of the aggregate principal amount of Notes originally issued (but disregarding, for this purpose, any Exchange Notes other than additional Notes) remain outstanding immediately after such redemption. See "Description of Exchange Notes -- Optional Redemption."

Change of Control..........  Upon the occurrence of a Change of Control (as defined herein), each holder of Exchange Notes will have the right to require the Company to purchase all or a portion of such holder's Exchange Notes at a price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest to the date of purchase. See "Description of Exchange Notes -- Repurchase at the Option of Holders -- Change of Control."

Guarantees.................  The Exchange Notes will be unconditionally guaranteed on a senior unsecured basis by each of the Company's principal operating subsidiaries, and such Subsidiary Guarantees will rank pari passu in right of payment with all senior indebtedness of the Subsidiary Guarantors and senior to all subordinated indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantees may be released under certain circumstances. See "Description of Exchange Notes -- Subsidiary Guarantees."

Ranking....................  The Exchange Notes will be senior unsecured obligations of the Company, ranking pari passu in right of payment with all senior indebtedness of the Company and senior to all subordinated indebtedness of the Company. The Exchange Notes and the Subsidiary Guarantees will be effectively subordinated to secured indebtedness of the Company and the Subsidiary Guarantors, respectively, including any indebtedness under the Senior Credit Facility (as defined), which is secured by liens on substantially all of the assets of the Company and the Subsidiary Guarantors. At February 28, 1988, after giving effect to the application of the net proceeds from the sale of the Series C Notes, the Company would have had no secured Indebtedness outstanding (excluding letters of credit) and would have had $75 million available under the revolving credit portion of the Senior Credit Facility, less $12 million reserved to support outstanding letters of credit. Subject to certain limitations, the Company and its Subsidiaries may incur additional indebtedness in the future. See "Description of Senior Credit Facility" and "Description of Exchange Notes -- General."

Certain Covenants..........  The Indenture relating to the Exchange Notes contains certain covenants, including covenants that limit: (i) indebtedness; (ii) restricted payments; (iii) issuances and sales of capital stock of restricted subsidiaries; (iv) sale/leaseback transactions; (v) transactions with affiliates; (vi) liens; (vii) asset sales; (viii) dividends and other payment restrictions affecting restricted subsidiaries; (ix) conduct of business; and (x) mergers, consolidations or sales of assets. See "Description of Exchange Notes -- Certain Covenants."

Transfer Restrictions......  The Series C Notes were not registered under the
                             Securities Act and unless so registered may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. See "Transfer Restrictions on Series C Notes".

Exchange Offer.............  Pursuant to the Registration Rights Agreement by
                             and among the Company, the Subsidiary Guarantors and the Initial Purchaser, the Company agreed to
                             (i) file a registration statement with the Commission (the "Exchange Offer Registration Statement") with respect to a SUPERtack(TM) offer to exchange the Series C Notes and the Series B Notes (the "Exchange Offer") for senior debt securities of the Company with terms substantially identical to the Old Notes (except that the Exchange Notes generally will not contain terms with respect to transfer restrictions) within 60 days after the date of original issuance of the Series C Notes and (ii) use its best efforts to cause such registration statement to become effective under the Securities Act within 135 days after such issue date. The Registration Statement of which this Prospectus is a part constitutes such Exchange Offer Registration Statement. In the event that applicable law or interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if certain holders of the Series C Notes notify the Company that they are not permitted to participate in, or would not receive freely tradeable Exchange Notes pursuant to the Exchange Offer, the Company will use its best efforts to cause to become effective a registration statement (the "Shelf Registration Statement") with respect to the resale of the Series C Notes and to keep the Shelf Registration Statement effective until two years after the date of original issuance of the Series C Notes. The interest rate on the Series C Notes is subject to increase under certain circumstances if the Company is not in compliance with its obligations under the Registration Rights Agreement.

                                  RISK FACTORS

     The Exchange Notes involves certain risks that a potential investor should carefully evaluate prior to making an investment. See "Risk Factors."

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following table presents for the periods indicated certain historical and pro forma financial data for the Company. The following information should be read together with the historical financial statements of Parker, Mallard, Quail and Hercules, including the notes thereto, and the Unaudited Pro Forma Combined Financial Statements, including the notes thereto, included elsewhere or incorporated by reference in this Prospectus.

                                                YEAR ENDED AUGUST 31,                       THREE MONTHS ENDED NOVEMBER 30,
                                -----------------------------------------------------   ---------------------------------------
                                                                           PRO FORMA                                 PRO FORMA
                                   1995          1996          1997         1997(1)        1996          1997         1997(1)
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Total revenues................  $   157,371   $   156,652   $   311,644   $   403,993   $    45,198   $   109,880   $   128,870
Operating expenses:
  Drilling, rental and
    other.....................      120,891       116,438       203,250       265,064        31,706        66,606        77,621
  Depreciation, depletion,
    amortization..............       23,745        23,061        46,256        62,424         6,898        14,559        17,613
  General and
    administrative............       14,232        15,756        14,414        14,414         3,398         4,115         4,115
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
        Total operating
          expenses............      158,868       155,255       263,920       341,902        42,002        85,280        99,349
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Operating income (loss).......       (1,497)        1,397        47,724        62,091         3,196        24,600        29,521
Interest income (expense),
  net.........................        1,184         1,507       (27,484)      (50,834)       (1,489)       (9,237)      (10,919)
Other income (expense)........        7,413         5,663         3,316         3,243         1,070           228           228
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before income
  taxes.......................        7,100         8,567        23,556        14,500         2,777        15,591        18,830
Income tax expense............        3,184         4,514         7,241         7,371         1,298         4,909         7,344
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net income (loss).............  $     3,916   $     4,053   $    16,315   $     7,129   $     1,479   $    10,682   $    11,486
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========
Earnings (loss) per share
  (fully diluted).............  $       .07   $       .07   $       .23   $       .10   $       .02   $       .14   $       .15
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========
Weighted average shares
  outstanding (fully
  diluted)....................   55,332,541    57,466,183    72,049,124    72,660,444    66,315,399    78,639,978    78,639,978
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========
OTHER FINANCIAL DATA:
EBITDA(2).....................  $    22,248   $    24,458   $    93,980   $   124,515   $    10,094   $    39,159   $    47,134
Ratio of earnings to fixed
  charges(3)..................         81.7x         64.5x          1.7x          1.3x          2.1x          2.3x          2.4x
Capital expenditures:
  Maintenance.................        5,133         6,646        14,702        16,471         1,472         4,270         5,403
  Other.......................       16,407        24,190        72,724        84,355         7,539        29,386        31,376
  Ratio of EBITDA to net
    interest expense..........          n/a           n/a           3.4x          2.4x          6.8x          4.2x          4.3x

                                                                 AT NOVEMBER 30, 1997
                                                              --------------------------
                                                               ACTUAL     AS ADJUSTED(4)
                                                              --------    --------------
                                                                (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and other short-term investments.....  $183,521      $   54,942
Property, plant and equipment, net..........................   460,132         616,637
Total assets................................................   989,042       1,105,390
Total long-term debt, including current portion.............   562,844         632,263
Total stockholders' equity..................................   359,865         358,965

---------------

(1) Pro forma information gives effect to the Series C Notes Offering (as defined) and the use of net proceeds therefrom, the acquisitions of Mallard, Quail and Hercules and the financings related to these acquisitions as if these transactions had occurred on the first day of the period presented. See "Unaudited Pro Forma Combined Financial Statements."

(2) EBITDA represents operating income (loss) before depreciation, depletion and amortization and provision for reduction in carrying value of certain assets. EBITDA is frequently used by securities analysts and is presented hereby to provide additional information about the Company's operations. EBITDA is not a measurement presented in accordance with generally accepted accounting principles. EBITDA should not be considered in isolation or as a substitute for net income, cash flow provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(3) For purposes of these calculations, earnings consist of income (loss) before income taxes plus interest expense, and fixed charges consist of interest expense.

(4) Gives effect to the Hercules Acquisition and the sale of the Series C Notes and the application of the net proceeds therefrom as if these transactions had occurred on November 30, 1997.

                               RIG ACTIVITY DATA

     The following table presents certain rig activity data for the Company, including Mallard, Hercules and the rigs acquired in the Bolifor Acquisition, for the periods indicated, both prior to and subsequent to their respective dates of acquisition:

                                                YEAR ENDED DECEMBER 31,
                                         -------------------------------------   FISCAL
                                          1993      1994      1995      1996      1997     CURRENT(1)
                                         -------   -------   -------   -------   -------   ----------
                                                             (AVERAGE FOR PERIOD)
TRANSITION ZONE RIG DATA(2)
Domestic barge deep drilling:
  Rigs available for service(3)........      7.0       7.0       7.0       7.0       7.8        8.0
  Utilization rate of rigs available
    for service(4).....................       83%       73%       75%       86%       98%       100%
  Dayrate..............................  $ 9,606   $13,537   $12,880   $13,793   $15,660    $20,554
  Cold stacked rigs(3).................      1.0       1.0       1.0       2.0       3.0        3.0
Domestic barge intermediate drilling:
  Rigs available for service(3)........      5.0       5.0       5.0       5.0       4.1        5.0
  Utilization rate of rigs available
    for service(4).....................       77%       65%       74%       85%       95%       100%
  Dayrate..............................  $ 7,671   $10,432   $10,143   $10,381   $11,149    $13,963
  Cold stacked rigs(3).................      0.0       0.0       0.0       0.0       0.0        0.0
Domestic barge workover and shallow
  drilling:
  Rigs available for service(3)........     10.0       9.0       7.3       8.7       8.7       10.0
  Utilization rate of rigs available
    for service(4).....................       66%       48%       66%       71%       83%        70%
  Dayrate..............................  $ 6,742   $ 8,181   $ 8,066   $ 7,595   $ 8,650    $ 9,409
  Cold stacked rigs(3).................     12.0      13.0      12.6       6.3       6.3        4.0
International barge drilling:
  Rigs available for service(3)........      1.0       1.0       1.0       1.7       3.5        3.0
  Utilization rate of rigs available
    for service(4).....................       57%       46%       89%       89%       92%       100%
  Dayrate..............................  $22,049   $23,531   $25,141   $25,302   $25,022    $26,495
  Cold stacked rigs(3).................      0.0       0.0       0.0       1.0       0.5        2.0
OFFSHORE RIG DATA(2)
Jackup rigs(5):
  Rigs available for service(3)........      2.7       3.5       5.0       5.0       5.8        6.0
  Utilization rate of rigs available
    for service(4).....................       97%       76%       89%       97%      100%       100%
  Dayrate..............................  $16,071   $15,429   $14,629   $19,390   $23,326    $28,100
  Cold stacked rigs(3).................      0.0       0.0       0.0       0.0       0.0        1.0
Platform rigs(6):
  Rigs available for service(3)........      5.0       4.5       4.0       3.2       3.0        3.0
  Utilization rate of rigs available
    for service(4).....................       82%       68%       50%       91%       96%       100%
  Dayrate..............................  $ 8,101   $ 9,379   $ 9,466   $12,226   $14,029    $16,667

                                                            YEAR ENDED AUGUST 31,
                                                       --------------------------------
                    LAND RIG DATA                      1993   1994   1995   1996   1997    CURRENT(1)
                    -------------                      ----   ----   ----   ----   ----    ----------
Utilization rate of international land rigs(7).......  40%    56%    54%    55%    63%        72%
Utilization rate of domestic land rigs(7)(8).........  41%    45%    46%    56%    87%        80%

---------------

(1) As of February 26, 1998.

(2) Transition zone rig data for fiscal year 1997 is presented for the period November 12, 1996, the acquisition date of Mallard, through August 31, 1997. Offshore rig data for fiscal year 1997 is presented for the 12 months ended September 30, 1997.

(3) The number of rigs is determined by calculating the number of days each rig was in the fleet, e.g., a rig under contract or available for contract for an entire year is 1.0 "rigs available for service" and a rig cold stacked for one quarter is 0.25 "cold stacked rigs." "Rigs available for service" includes rigs currently under contract or available for contract. "Cold stacked rigs" includes all rigs that are stacked and would require significant refurbishment before being placed into service.

(4) Rig utilization rates are based on a weighted average basis assuming 365 days availability for all rigs available for service. Rigs acquired or disposed of have been treated as added to or removed from the rig fleet as of the date of acquisition or disposal. Rigs that are in operation or fully or partially staffed and on a revenueproducing standby status are considered to be utilized. Rigs under contract that generate revenues during moves between locations or during mobilization/demobilization are also considered to be utilized.

(5) Reflects information on the seven jackup rigs acquired by the Company in the Hercules Acquisition, one of which is currently undergoing refurbishment and is expected to be placed into service in April 1998, but does not include one cold stacked liftboat owned by the Company.

(6) Reflects the three platform rigs acquired by the Company in the Hercules Acquisition. Does not include three of the Company's previously cold stacked platform rigs, two of which have been refurbished and are available for service, and one additional cold stacked platform rig.

(7) Parker calculates its land rig utilization rates on a weighted average basis assuming 365 days availability for all of its rigs. Rigs retired, disposed of or reclassified as assets held for sale have been treated as removed from the rig fleet as of the last day of each fiscal period, except as described in footnote (8) below. Rigs that are in operation or fully or partially staffed and on a revenue-producing standby status are considered to be utilized. Rigs under contract that generate revenues during moves between locations or during mobilization/demobilization are also considered to be utilized.

(8) Domestic land rig utilization for the fiscal years ended August 31, 1993, 1994 and 1995 has been adjusted to reflect the removal of 16 domestic mechanical rigs in August 1994 and the sale of an additional 22 such rigs in August 1996. Including these 38 domestic rigs during such periods, historical domestic utilization was as follows: 1993 -- 14%, 1994 -- 15%, and 1995 -- 21%.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this Prospectus that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, future operating results of the Company's rigs, future capital expenditures and investments in the acquisition and refurbishment of rigs (including the amount and nature thereof), repayment of debt, expansion and growth of operations and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by management of the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including the risk factors discussed herein, general economic and business conditions, prices of oil and gas, foreign exchange and currency fluctuations, the business opportunities (or lack thereof) that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company. Prospective investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

                                  RISK FACTORS

     The following risk factors, as well as the other information set forth in this Prospectus, should be carefully considered in connection with this Exchange Offer or evaluated prior to making an investment in the Exchange Notes.

EXCHANGE OFFER PROCEDURES

     Issuance of the Exchange Notes in exchange for Series C Notes and/or Series B Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Series C Notes and/or Series B Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Series C Notes and/or Series B Notes desiring to tender such Series C Notes and/or Series B Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Series C Notes and/or Series B Notes for exchange. Series C Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. Upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Series C Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Series C Notes, where such Series C Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any sale of such Exchange Notes. TO THE EXTENT THAT SOME OF THE SERIES C NOTES OR SERIES B NOTES ARE TENDERED AND ACCEPTED IN THE EXCHANGE OFFER, THE TRADING MARKET FOR UNTENDERED AND TENDERED BUT UNACCEPTED SERIES C NOTES OR SERIES B NOTES, AS THE CASE MAY BE, COULD BE ADVERSELY AFFECTED.

SUBSTANTIAL LEVERAGE

     As of November 30, 1997, on a pro forma basis after giving effect to the sale of the Series C Notes and the application of the net proceeds thereof, the Company's total long-term debt and stockholders' equity would have been $632.3 million and $359.0 million, respectively. See "Capitalization." The Company's level of indebtedness will have several important effects on its future operations, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on its indebtedness and will not be available for other purposes; and
(ii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired. The Company's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon the Company's future performance, which will be subject to general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. There can be no assurance that the Company's business will continue to generate cash flow at or above current levels. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required, among other things, to refinance all or a portion of its existing debt, including the Notes, or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained.

INDUSTRY CONDITIONS

     The Company's revenues and earnings are affected directly by the worldwide level of oil and gas exploration and development activity. The level of such activity is affected by many factors over which the Company has no control, including, among others, the market prices of oil and gas, the volatility of such prices, the levels of production by, and other activities of, OPEC and other oil and gas producers, governmental regulation and trade restrictions, the level of worldwide economic activity, political stability in major oil producing areas, the development of alternate energy sources and the long-term effect of worldwide energy conservation measures. In recent months crude oil prices have declined, which the Company attributes primarily to (i) announced increases in OPEC production quotas, (ii) anticipation that deteriorating economic conditions in Southeast Asia will result in a decrease in worldwide demand for crude oil and (iii) the potential for an increase in crude oil production by Iraq. A prolonged reduction in crude oil prices at or below current levels could eventually lead to a reduction in spending by oil and gas companies, which could adversely effect the Company's business and operating results.

RISKS OF INTERNATIONAL OPERATIONS

     A significant portion of the Company's operations is conducted in international markets, including South America, the Asia Pacific region and West Africa. International activities accounted for approximately 53% of the Company's operating revenues for the year ended August 31, 1997. In addition to the risks inherent in the drilling business, the Company's international operations are subject to certain political, economic and other uncertainties, including, among others, risks of war and civil disturbances, expropriation, nationalization, termination of existing contracts, taxation policies, foreign exchange restrictions and fluctuations and other risks arising out of foreign governmental sovereignty over certain areas in which the Company conducts operations. Although the Company seeks to protect against some of these risks through insurance, insurance is not available for all types of risks or for all areas in which the Company operates. To the extent insurance is available for a particular risk, there can be no assurance that such insurance will be sufficient to cover all losses that could be incurred with respect to a particular covered risk. Losses from these factors could be material in those countries where the Company has a significant concentration of assets.

     The Company's Nigerian operations are subject to certain risks relating to political instability in Nigeria and the possibility of the promulgation of legislation or regulations by the United States that, if adopted, could restrict the ability of the Company and some of its customers to engage in trade with and invest in Nigeria. Since beginning operations in 1991, the Company has not been materially affected by political instability in Nigeria, but other rig contractors have in recent years experienced work stoppages and delays relating to civil unrest in Nigeria. If the United States were to adopt legislation or regulations restricting operations in Nigeria or if civil unrest in Nigeria were to reoccur, the Company could lose an important source of income and could be required to redeploy its remaining rigs out of Nigeria. The costs of such redeployment might not be reimbursable, and such costs, together with the lost revenues resulting from a termination of its Nigerian operations, could have a material adverse effect on the Company. Revenues and operating income attributable to the Company's Nigerian operations for the year ended August 31, 1997 were $27.0 million and $7.4 million, respectively.

EFFECTIVE SUBORDINATION

     The Exchange Notes will be unsecured and effectively subordinated in right of payment to all existing and future secured indebtedness of the Company and the Subsidiary Guarantors, which will include future borrowings under the Senior Credit Facility or any future secured credit facility, to the extent of the pledged collateral. The Senior Credit Facility is secured by liens on substantially all of the assets of the Company and the assets and stock of the Subsidiary Guarantors. Accordingly, the lenders under the Senior Credit Facility will have claims with respect to the assets constituting collateral for any indebtedness thereunder that will be satisfied prior to the unsecured claims of holders of the Notes. See "Description of Senior Credit Facility." In the event of a default on the Notes or a bankruptcy, liquidation or reorganization of the Company, such assets will be available to satisfy obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the Notes. Thus, the Notes and the Subsidiary Guarantees will be effectively subordinated to claims of the lenders under the Senior Credit Facility to the extent of such pledged collateral. At February 28, 1998, on a pro forma basis after giving effect to the Series C Notes Offering and the application of the net proceeds therefrom, the Company would have had no secured indebtedness outstanding (excluding $12 million reserved to support letters of credit).

OPERATING HAZARDS AND UNINSURED RISKS

     The Company's drilling operations are subject to various hazards inherent in the drilling of oil and gas wells, including blowouts, reservoir damage, loss of well control, cratering, and oil and gas well fires. Such events can result in personal injury or death, severe damage to or destruction of equipment and facilities, suspension of operations, and substantial damage to surrounding areas and the property of others. The Company's offshore operations also are subject to hazards inherent in marine operations, such as capsizings, groundings, collisions, damage from weather, sea damage or unsound location. Generally, the Company obtains indemnification from its customers by contract for certain of these risks. To the extent not transferred to customers by contract, the Company seeks protection against such risks through insurance. However, potential liabilities associated with oilfield casualties or losses could arise in risk categories where no insurance has been purchased, where claims exceed the applicable insurance coverage, or where indemnification is not available or satisfied. The occurrence of events that are not fully insured or the failure of a customer to meet its indemnification obligations could have a material adverse effect on the Company. In addition, there can be no assurance that insurance will be available or, even if available, that insurance premiums or other costs will not rise sharply in the future.

INTEGRATION OF ACQUISITIONS

     The Mallard Acquisition and the Quail Acquisition have required the Company to integrate and manage businesses that are related to, but substantially different from, Parker's historical land drilling business. In addition, the Hercules Acquisition requires assimilation of operations into the Company's existing businesses. No assurance can be given that the Company will be successful in managing and incorporating the acquired businesses into its existing operations or that such activities will not require a disproportionate amount of management's attention. The Company's failure to successfully incorporate the acquired businesses into its existing operations, or the occurrence of unexpected costs or liabilities in the acquired businesses, could have a material adverse effect on the Company's business, financial condition and results of operations.

RISKS OF ACQUISITION STRATEGY

     The Company's growth strategy includes the acquisition of other oilfield service businesses. There can be no assurance, however, that the Company will be able to continue to identify attractive acquisition opportunities, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. Future acquisitions may require the Company to incur additional indebtedness or issue capital stock to finance such acquisitions. Depending on the Company's operating performance, the provisions of the Senior Credit Facility, the terms of its Series A/B Indenture or the Indenture governing the Exchange Notes may limit the ability of the Company to incur additional indebtedness, thereby restricting funds available to finance future acquisitions. In addition, competition for acquisition opportunities in the industry has escalated due to market conditions. There can be no assurance that such competition for acquisitions will not continue to increase, thereby increasing the cost to the Company of making further acquisitions or causing such acquisitions to be prohibitively expensive for the Company.

COMPETITION

     The drilling market is competitive. Drilling contracts are generally awarded on a competitive bid basis and, while an operator may consider factors such as quality of service and type and location of equipment as well as the ability to provide ancillary services, price and availability are significant factors in determining which contractor is awarded a job. The Company believes that the market for drilling contracts will continue to be competitive for the foreseeable future. Certain of the Company's competitors have greater financial resources than the Company, which may enable them to better withstand industry downturns, to compete more effectively on the basis of price, to acquire existing rigs or to build new rigs. There can be no assurance that the Company will be able to compete successfully against its competitors in the future or that such competition will not have a material adverse effect on the Company's business, financial condition and results of operations. See "The
Company -- Competition."

RISK OF UPGRADE AND REFURBISHMENT PROJECTS

     The Company's business strategy contemplates significant expenditures to upgrade and refurbish certain of its rigs. These projects are subject to the risks of delay or cost overruns inherent in large refurbishment projects, including shortages of materials or skilled labor, unforeseen engineering problems, work stoppages, weather interference, unanticipated cost increases, nonavailability of necessary equipment and inability to obtain any of the requisite permits or approvals. Any substantial delay in placing such rigs in service could have an adverse effect on the operations of the Company.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

     Many aspects of the Company's operations are affected by domestic and foreign political developments and are subject to numerous domestic and foreign governmental regulations that may relate directly or indirectly to the contract drilling industry, including environmental and safety matters. Some of the Company's activities take place in or near ecologically sensitive areas, such as wetlands, beaches and inland waterways. Numerous federal and state environmental laws regulate drilling activities and impose liability for causing pollution in inland, coastal and offshore waters. In addition, the regulations applicable to the Company's operations include certain regulations that control the discharge of materials into the environment or require remediation of contamination under certain circumstances. For example, the Company may be liable for damages and costs incurred in connection with oil spills for which it is legally responsible. Certain environmental laws and regulations impose "strict liability," rendering a person liable without regard to negligence or fault on the part of such person. Such environmental laws and regulations may expose the Company to liability for the conduct of, or conditions caused by, others, or for acts of the Company that were in compliance with all applicable laws at the time such acts were performed.

     The Company has made and will continue to make expenditures to comply with environmental and safety requirements. Because the requirements imposed by such laws and regulations are subject to change, the Company is unable to predict the ultimate cost of compliance with such requirements. The modification of existing foreign or domestic laws or regulations or the adoption of new laws or regulations curtailing exploratory or development drilling for oil and gas for economic, political, environmental or other reasons could have a material adverse effect on the Company by limiting drilling opportunities. See "The Company -- Government Regulation and Environmental Matters."

RESTRICTIONS IMPOSED BY LENDERS

     The Senior Credit Facility, the Series A/B Indenture and the Indenture governing the Exchange Notes contain a number of covenants that restrict the ability of the Company to dispose of assets, merge or consolidate with another entity, incur additional indebtedness, create liens, make capital expenditures or other investments or acquisitions and otherwise restrict corporate activities. The Senior Credit Facility also contains requirements that the Company maintain certain financial ratios and may restrict the Company from prepaying the Company's other indebtedness (including the Series B Notes, Series C Notes or the Exchange Notes). The ability of the Company to comply with such provisions may be affected by events that are beyond the Company's control. The breach of any of these covenants could result in a default under the Senior Credit Facility, the Series A/B Indenture and the Indenture. In addition, as a result of these covenants, the ability of the Company to respond to changing business and economic conditions and to secure additional financing, if needed, may be significantly restricted, and the Company may be prevented from engaging in transactions that might otherwise be considered beneficial to the Company. See "Description of Senior Credit Facility" and "Description of Exchange Notes."

FRAUDULENT CONVEYANCE

     Various fraudulent conveyance laws enacted for the protection of creditors may apply to the Subsidiary Guarantors' issuance of the Subsidiary Guarantees. To the extent that a court were to find that (x) a Subsidiary Guarantee was incurred by a Subsidiary Guarantor with intent to hinder, delay or defraud any present or future creditor or the Subsidiary Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Subsidiary Guarantee and such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Subsidiary Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Subsidiary Guarantor constituted unreasonably small capital to carry on its business or
(iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Subsidiary Guarantee in favor of the Subsidiary Guarantor's creditors. Among other things, a legal challenge of a Subsidiary Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantor as a result of the Company's issuance of the Notes. The Indenture contains a savings clause, which generally will limit the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee to the maximum amount as will, after giving effect to all of the liabilities of such Subsidiary Guarantor, result in such obligations not constituting a fraudulent conveyance. To the extent a Subsidiary Guarantee of any Subsidiary Guarantor was avoided or limited as a fraudulent conveyance or held unenforceable for any other reason, holders of the Exchange Notes would cease to have any claim against such Subsidiary Guarantor and would be creditors solely of the Company and any Subsidiary Guarantor whose Subsidiary Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an invalid Subsidiary Guarantee would be subject to the prior payment of all liabilities (including trade payables) of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any avoided portions of any of the Subsidiary Guarantees.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a Subsidiary Guarantor may be considered insolvent if the sum of its debts, including contingent liabilities, was greater than the fair marketable value of all of its assets at a fair valuation or if the present fair marketable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. The terms of the Subsidiary Guarantees will provide that, for purposes of such limitations and the applicable fraudulent conveyance laws, any indebtedness of a Subsidiary Guarantor incurred from time to time pursuant to the Senior Credit Facility and secured by a perfected Lien on the assets of such Subsidiary Guarantor (assuming, for purposes of such determination, that the incurrence of any such indebtedness and the granting of any such security interest did not violate any such fraudulent conveyance laws) shall be deemed, to the extent of the value of the assets subject to such Lien, to have been incurred prior to the incurrence by such Subsidiary Guarantor of liability under its Subsidiary Guarantee. Based upon financial and other information, the Company and the Subsidiary Guarantors believe that the Subsidiary Guarantees are being incurred for proper purposes and in good faith and that the Company and each Subsidiary Guarantor is solvent and will continue to be solvent after issuing its Subsidiary Guarantee, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with the Company. See "Description of Exchange
Notes -- Subsidiary Guarantees."

POTENTIAL DILUTION OF VOTING INTEREST

     To the extent all of the Series B Notes and Series C Notes are exchanged for Exchange Notes, $450 million aggregate principal amount of Exchange Notes will be outstanding following consummation of the Exchange Offer, and the Exchange Notes will be deemed to be a single series of debt securities outstanding under the Indenture. Accordingly, the individual voting interest of each holder of Series B or Series C Notes will be diluted. IN ADDITION, ISSUANCES OF ADDITIONAL NOTES UNDER THE INDENTURE, TO THE EXTENT PERMITTED BY THE DEBT INCURRENCE LIMITATIONS OF THE INDENTURE, MAY RESULT IN FURTHER DILUTION OF THE INDIVIDUAL VOTING INTEREST OF THE HOLDERS OF EXCHANGE NOTES. See "Description of Exchange Notes."

ABSENCE OF A PUBLIC MARKET FOR THE EXCHANGE NOTES

     The Series C Notes have not been registered under the Securities Act and are subject to significant restrictions on resale. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to apply for listing of the Series B Notes, the Series C Notes or the Exchange Notes on any securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchaser has informed the Company that, following completion of the Exchange Offer, it currently intends to make a market in the Exchange Notes. However, it is not so obligated, and any such market making may be discontinued at any time without notice. In addition, any such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer or the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes.

                                  THE COMPANY

GENERAL

     Parker is a leading worldwide provider of contract drilling and drilling related services, operating in the transition zones of the Gulf of Mexico and Nigeria, in the offshore waters of the Gulf of Mexico and in international and domestic land oil and gas producing regions. The Company's growth strategy is focused on higher margin offshore and transition zone drilling and workover markets. Consistent with this strategy, in November 1996, the Company acquired
(i) Mallard, the second-largest barge drilling and workover company in the transition zones of the Gulf of Mexico and (ii) Quail, a leading provider of specialized rental equipment for drilling and workover operations, primarily in the Gulf of Mexico. In July 1997 the Company acquired the assets of Bolifor, a leading provider of land contract drilling services in Bolivia. In addition, in December 1997 the Company acquired Hercules, a leading provider of contract drilling and workover services in the shallow waters of the Gulf of Mexico.

     With the closing of the acquisition of Hercules, Parker's rig fleet consists of 35 barge drilling and workover rigs, eight offshore jackup rigs, six offshore platform rigs and 75 land rigs. The Company's barge and jackup rig fleet is dedicated to transition zone waters, which are generally defined as extending from the coast to depths of up to 25 feet. The Company's offshore jackup and platform rig fleets currently operate in the Gulf of Mexico market. Parker's land rig fleet generally consists of premium and specialized deep drilling rigs, with 62 of its 75 land rigs capable of drilling to depths of 15,000 feet or greater. In addition, 21 of the Company's land rigs are helicopter-transportable, thus establishing Parker as the dominant operator in the heli-rig market throughout the world. The diversity of the Company's rig fleet, both in terms of geographic location and asset class, enables the Company to provide a broad range of services to oil and gas operators around the world and to take advantage of market upturns, while reducing its exposure to downturns in any particular sector or region.

     The oilfield services industry has experienced a significant increase in activity in the last two years as oil and gas companies have increased their exploration and production budgets in response to increasing demand for oil and gas, stronger oil and gas prices and improved technology which has reduced drilling costs. In the offshore drilling market, including transition zones, rig dayrates and utilization levels are at a 15-year high with many markets at or approaching full utilization. During 1996 and 1997, the land drilling industry, both in the United States and internationally, has also shown a marked improvement in dayrates and utilization driven by several factors, including stronger commodity prices, rig attrition and consolidation of drilling contractors, especially in the domestic market. While oil prices have declined in recent months due primarily to anticipation of reduced demand in the Asia Pacific region and increased supply by certain OPEC members, the Company does not expect such price reductions to materially affect its business unless oil prices remain depressed for an extended period. See "Risk Factors -- Industry Conditions."

TRANSITION ZONE OPERATIONS

     The Company is a leading provider of contract drilling services in the transition zones of the Gulf of Mexico and Nigeria, where barge rigs are the primary source of drilling and workover services. Barge rigs are mobile drilling and workover vessels that are submersible and are built to work in eight to 25 feet of water. These rigs are towed by tug boats to the drill site with the derrick laid down. The lower hull is submerged by flooding until it rests on the sea floor. The derrick is then raised and drilling or workover operations are conducted with the barge in this position.

  Domestic Barge Drilling

     The Company's principal domestic market for its barge drilling rigs is the transition zones of the Gulf of Mexico, primarily in Louisiana and, to a lesser extent, Alabama and Texas, where conventional jackup rigs are unable to operate. This area historically has been the world's largest market for shallow water barge drilling. Parker is the second largest operator of barge drilling rigs in this market, with 16 drilling barges. Barge rigs are also employed inland in lakes, bays, rivers and marshes.

     The barge market in the transition zones of the Gulf of Mexico has undergone significant attrition and consolidation in recent years, with the number of drilling rigs declining from over 120 in the early 1980s to approximately 55 today, and the number of competitors decreasing over the same period from more than 30 to only two significant contractors. Drilling and workover activity has been increasing in the Gulf of Mexico transition zones, spurred by (i) the increased use of 3-D seismic technology that has resulted in the identification of previously undiscovered drilling prospects and (ii) the settlement of a royalty dispute between the State of Louisiana and Texaco, the region's largest leaseholder. It is estimated that Texaco holds approximately 45% of the shallow water leases in Louisiana. Pursuant to a settlement reached in March 1994, Texaco agreed to invest approximately $150 million to drill in Louisiana over a five-year period. Higher natural gas prices have also significantly contributed to this increased drilling and workover activity. The recent increase in drilling and workover activity in the Gulf of Mexico has resulted in a significant increase in dayrates and utilization for the Company's rigs. For the period from November 12, 1996 through August 31, 1997, the Company's marketable deep drilling barge rigs averaged 98% utilization and an average dayrate of $15,660. As of February 28, 1998, 100% of the Company's marketable deep drilling barge rigs were in operation at an average dayrate of $20,554.

     The following table sets forth, as of February 28, 1998, the Company's estimate of the number of barge drilling rigs in the domestic market. The table does not include rigs that are suitable principally for workover or shallow drilling.

                         CONTRACTOR                           TOTAL    ACTIVE
                         ----------                           -----    ------
R&B Falcon Corporation ("R&B Falcon").......................   41        28
Parker......................................................   16        13
Nabors Industries, Inc......................................    1         0
                                                               --        --
          Total.............................................   58        41
                                                               ==        ==

     A schedule of the Company's deep and intermediate drilling barges located in the Gulf of Mexico, as of February 28, 1998, is set forth below:

                                                                       MAXIMUM
                                                        YEAR BUILT     DRILLING
                                                          OR LAST       DEPTH
                                          HORSEPOWER    REFURBISHED     (FEET)     STATUS(1)
                                          ----------    -----------    --------    ---------
Deep Drilling:
  Rig No. 50............................    2,000          1993         25,000     Active
  Rig No. 51............................    2,000          1993         25,000     Active
  Rig No. 52............................    2,000          1993         25,000     Stacked
  Rig No. 53............................    1,600          1995         20,000     Active
  Rig No. 54............................    2,000          1995         30,000     Active
  Rig No. 55............................    2,000          1993         30,000     Active
  Rig No. 56............................    2,000          1992         30,000     Active
  Rig No. 57............................    1,500          1997         20,000     Active
  Rig No. 58............................    3,000          1982         30,000     Stacked
  Rig No. 59............................    3,000          1972         30,000     Stacked
  Rig No. 60............................    3,000          1997         30,000     Active
Intermediate Drilling:
  Rig No. 8.............................    1,700          1995         15,000     Active
  Rig No. 12............................    1,200          1990         14,000     Active
  Rig No. 15(2).........................    1,000          1998         15,000     Active
  Rig No. 17............................    1,200          1993         13,000     Active
  Rig No. 21............................    1,200          1995         14,000     Active

---------------

(1) "Active" denotes that the rig is currently under contract or available for contract. "Stacked" denotes that the rig is currently cold stacked and would need to be refurbished at a significant cost before being placed back into service.

(2) Refurbished into an intermediate drilling barge from a previously stacked workover barge.

     Given the improvement in barge drilling demand and dayrates, the Company may also contemplate refurbishing its cold stacked barges.

  Domestic Barge Workover and Shallow Drilling

     The Company is the leading provider of domestic barge workover services in the transition zones of the Gulf of Mexico. Parker's domestic barge workover and shallow drilling business is based in the same geographical area as its barge drilling business. The same factors that have affected the structure of the barge drilling sector also have affected this sector, including considerable consolidation of competitors and reduction of available rigs since the early 1980s. In June 1997, the Company was awarded a one-year extension of its alliance to provide barge rig completion and workover services to Texaco in the transition zones of the Gulf of Mexico.

     The following table sets forth, as of February 28, 1998, the Company's estimate of the number of barge units in the workover and shallow drilling sector of the domestic market:

                         CONTRACTOR                           TOTAL      ACTIVE
                         ----------                           -----      ------
Parker......................................................   14          10
R&B Falcon..................................................   11           9
Other contractors...........................................    5           2
                                                               --          --
          Total.............................................   30          21
                                                               ==          ==

     A schedule of the Company's workover rigs, as of February 28, 1998, which includes some rigs with shallow drilling capabilities, is set forth below:

                                                                       MAXIMUM
                                                        YEAR BUILT     DRILLING
                                                          OR LAST       DEPTH
                                          HORSEPOWER    REFURBISHED     (FEET)     STATUS(1)
                                          ----------    -----------    --------    ---------
Heavy Workover and Shallow Drilling:
  Rig No. 5.............................      800          1991             --     Stacked
  Rig No. 10............................      800          1978             --     Stacked
  Rig No. 16............................      800          1994         11,500     Active
  Rig No. 18............................      800          1993         11,500     Active
  Rig No. 20............................      800          1995         11,500     Active
  Rig No. 23............................    1,000          1993         13,000     Active
  Rig No. 24............................    1,000          1992         13,000     Active
  Rig No. 25............................    1,000          1993         13,000     Active
  Rig No. 27............................      800          1987             --     Stacked
  Rig No. 28............................      800          1987             --     Stacked
Workover and Other:
  Rig No. 6.............................      700          1995             --     Active
  Rig No. 7.............................      700          1995             --     Active
  Rig No. 9.............................      650          1996             --     Active
  Rig No. 26............................      650          1996             --     Active

---------------

(1) "Active" denotes that the rig is currently under contract or available for contract. "Stacked" denotes that the rig is currently cold stacked and would need to be refurbished at a significant cost before being placed back into service.

 International Barge Drilling

     The Company has focused its international barge drilling efforts in the transition zones of West Africa, where it is one of the leading providers of barge drilling services in Nigeria, with three of the nine rigs in the market. International markets are particularly attractive due to the availability of long-term contracts and the opportunity to earn dayrates higher than domestic rates. The Company believes that international markets, in which jackup rigs have historically been utilized for offshore drilling, will utilize an increasing number of barge rigs over the next several years and that these will come primarily from rigs currently or formerly employed in the Gulf of Mexico transition zones. The most promising international barge drilling markets are currently located in the transition zones of Venezuela, Indonesia, Tunisia, the Middle East, the Caspian Sea and West Africa.

     The Company is one of the largest barge rig operators in the transition zones of Nigeria. The Company has operated in Nigeria since 1991 and currently operates three barge rigs under long-term contracts at an average dayrate of $26,495. The Company has recently received a letter of intent, subject to the execution of a definitive agreement, from one of its present customers in Nigeria for a five-year drilling contract in the transition zones of Nigeria, which will require the construction of a new drilling barge at an estimated cost of $30 million. One of the Company's drilling rigs, which previously operated offshore Nigeria, is currently undergoing modifications at a shipyard in Louisiana for service under a long-term contract in the Caspian Sea.

     A schedule of the Company's international drilling barges, as of February 28, 1998, is set forth below:

                                                                      MAXIMUM
                                                       YEAR BUILT     DRILLING
                                                         OR LAST       DEPTH
                                         HORSEPOWER    REFURBISHED     (FEET)     STATUS(1)
                                         ----------    -----------    --------    ---------
Rig No. 71(2)..........................    3,000          1994         30,000     Shipyard
Rig No. 72.............................    3,000          1991         30,000     Active
Rig No. 73.............................    3,000          1991         30,000     Active
Rig No. 74                                 3,000          1997         30,000     Active
Rig No. 80.............................    2,000          1986         20,000     Active

---------------

(1) "Active" denotes that the rig is currently under contract or available for contract.

(2) Rig No. 71 is being refurbished for service under a long-term contract in the Caspian Sea.

OFFSHORE OPERATIONS

  Jackup Drilling

     Pursuant to the Hercules Acquisition, the Company acquired seven shallow water jackup rigs. As of February 28, 1998, six of the rigs were in active service at 100% effective utilization, with an average dayrate of $28,100. The seventh rig is in a shipyard undergoing modification and is expected to be in service in April 1998. The Hercules jackup rigs are mobile, self-elevating drilling platforms equipped with legs that can be lowered to the ocean floor until a foundation is established to support the hull, which contains the drilling equipment, jacking system, crew quarters, loading and unloading facilities, storage areas for bulk and liquid materials, helicopter landing deck and other related equipment. Five of the rigs are cantilever design, a feature that permits the drilling platform to be extended out from the hull, allowing drilling and workover operations to be performed over existing platforms or structures. Jackup rigs with the cantilever feature historically have achieved higher dayrates and utilization levels. The other two rigs are slot-type design configured for the drilling operations to take place through a keyway in the hull. These two rigs have the added capability of operating in eight feet of water. Four of the seven jackup rigs are mat-supported rigs and three are independent leg rigs. The Hercules rigs are capable of drilling to maximum depths of 25,000 feet and in water depths of up to 215 feet.

     The Hercules Acquisition further expands and complements the Company's business in the Gulf of Mexico shallow water market and augments the Company's existing platform rig business.

     The following table sets forth certain information, as of February 28, 1998, with respect to the Parker and Hercules jackup rigs:

                                                        MAXIMUM    MAXIMUM
                                                         WATER     DRILLING
                                                         DEPTH      DEPTH
                                 DESIGN(1)              (FEET)      (FEET)     STATUS(2)
                                 ---------              -------    --------    ---------
Parker:
  Rig No. 43.........  Sun Contractors (IC)                55           --     Stacked
Hercules:
  Rig No. 11(3)......  Bethlehem JU-200 (MC)              200           --     Active
  Rig No. 14.........  Baker Marine Big Foot (IS)          85       20,000     Shipyard
  Rig No. 15.........  Baker Marine Big Foot III          100       20,000     Active
                       (IS)
  Rig No. 20.........  Bethlehem JU-100 (MC)              110       25,000     Active
  Rig No. 21.........  Baker Marine BMC-125 (MC)          125       25,000     Active
  Rig No. 22.........  Le Tourneau Class 51 (MC)          173       18,000     Active
  Rig No. 25.........  Le Tourneau Class 150-44 (IC)      215       20,000     Active

---------------

(1) IC -- independent leg, cantilevered; IS -- independent leg, slot; MC -- mat-supported, cantilevered.

(2) "Active" denotes that the rig is currently under contract or available for contract. "Stacked" denotes that the rig is currently cold stacked and would need to be refurnished at a significant cost before being placed back into service.

(3) Workover rig.

  Platform Drilling

     As a result of the Hercules Acquisition, the Company's fleet of platform rigs consists of six modular self-erecting rigs. These platform rigs consist of drilling equipment and machinery arranged in modular packages that are transported to and self-erected on fixed offshore platforms owned by oil companies. The Company believes that the modular self-erecting design of the platform rigs provides a competitive advantage due to lower mobilization costs and smaller "footprint." The Company intends to expand its presence in the platform rig market through the refurbishment of its cold-stacked rig and through the acquisition or construction of additional rigs.

     The following table sets forth certain information, as of February 28, 1998, with respect to the Parker and Hercules platform rigs:

                                                                       MAXIMUM
                                                        YEAR BUILT     DRILLING
                                                          OR LAST       DEPTH
                                          HORSEPOWER    REFURBISHED     (FEET)     STATUS(1)
                                          ----------    -----------    --------    ---------
Parker:
  Rig No. 41E...........................    1,000          1997         12,500     Active
  Rig No. 42E...........................    1,000          1996         12,500     Active
  Rig No. 47............................      750          1993         11,000     Stacked
Hercules:
  Rig No. 2.............................    1,000          1982         12,000     Active
  Rig No. 3.............................    1,000          1997         12,000     Active
  Rig No. 10............................      650          1989         10,000     Active

---------------

(1) "Active" denotes that the rig is currently under contract or available for contract. "Stacked" denotes that the rig is currently cold stacked and would need to be refurbished at a significant cost before being placed back into service.

LAND OPERATIONS

  General

     The Company is a leading international provider of land contract drilling services. The Company's land drilling operations specialize in the drilling of deep and difficult wells and drilling in remote and harsh environments. Since beginning operations in 1934, the Company has operated in 49 foreign countries and throughout the United States, making it one of the most geographically diverse land drilling contractors in the world.

     The following table sets forth, as of February 28, 1998, the locations of the Company's land rigs and their drilling depth ratings:

                                                   DRILLING DEPTH RATING IN FEET
                                      --------------------------------------------------------
                                      10,000
                                      OR LESS    15,000    20,000    25,000    30,000    TOTAL
                                      -------    ------    ------    ------    ------    -----
International:
  South America.....................     6         10        10         3         4       33
  Asia Pacific......................     4          3        11         2        --       20
  Africa and the Former Soviet
     Union..........................     3          2         2        --        --        7
                                        --         --        --        --        --       --
          Total International.......    13         15        23         5         4       60
Domestic:
  Gulf Coast........................    --         --         2        --         4        6
  Rocky Mountains...................    --         --         2        --         2        4
  Mid-Continent.....................    --         --         4        --        --        4
  Alaska............................    --         --        --        --         1        1
                                        --         --        --        --        --       --
          Total Domestic............    --         --         8        --         7       15
                                        --         --        --        --        --       --
          Total.....................    13         15        31         5        11       75
                                        ==         ==        ==        ==        ==       ==

  International Operations

     The Company's international land drilling operations are focused primarily in South America and the Asia Pacific region, where it specializes in drilling that requires equipment specially designed to be transported by helicopter or all-terrain vehicles into remote access areas such as jungle, mountainside or desert locations. Management believes that Parker's 21 heli-rigs, with technologically advanced pumps and power generation systems that are capable of drilling difficult wells in excess of 15,000 feet, have established Parker as the dominant operator in the heli-rig market, with what the Company estimates to be a 75% worldwide market share. Parker traditionally has been a pioneer in frontier areas and is currently working for or has recently worked for operators in China, Russia, Kazakhstan, Poland and Vietnam.

     In recent years, many major and independent oil companies have directed a greater portion of their exploration budgets to foreign markets. This is particularly true in South America and the Asia Pacific region, where the demand for land rigs has increased significantly. Parker has benefitted from this trend due to its long-standing presence in these markets and has been able to deploy rigs under longer term contracts at higher dayrates and operating margins than in its domestic operations. Management believes that the demand for drilling services in international markets will continue to grow as demand for oil and gas increases and countries dependent on oil and gas revenues seek to increase their production. The Company intends to capitalize on its global presence and substantial international experience to pursue growth opportunities in both current and developing markets.

     International markets differ from the domestic market in terms of competition, nature of customers, equipment and experience requirements. The majority of international drilling markets have the following characteristics:
(i) a small number of competitors; (ii) customers who are major, large independent or foreign national oil companies; (iii) drilling programs in remote locations requiring drilling equipment with a large inventory of spare parts and other ancillary equipment; and (iv) drilling of difficult wells requiring considerable experience.

     South America. The Company has 33 rigs located in the South American drilling markets of Colombia, Argentina, Paraguay, Peru and Bolivia. Parker's rigs have been upgraded to meet the demands of deep, difficult drilling in these areas. Most of these rigs are currently under contract to major or national oil companies at attractive dayrates. The Company anticipates it will continue to relocate rigs to the South American market to meet increased demand for drilling.

     Asia Pacific Region. The Company operates 13 of its fleet of 21 helicopter transportable rigs in the Asia Pacific region due to the remoteness of the mountainside and jungle drilling performed in this region. Parker entered the Indonesian geothermal market in 1995, which market is currently being adversely affected by political and currency instability in Indonesia. The six rigs in the Indonesian geothermal market currently are inactive and may be remarketed in other regions if the adverse conditions in the Indonesian market continue to persist. In 1996, Parker became the first land drilling contractor to enter the Vietnam market subsequent to the liberalization of Vietnam's trading policy and the lifting of restrictions on doing business with Vietnam. Also in 1996, Parker formed an alliance with the national drilling company in China, pursuant to which Parker is providing project management assistance and rig supervisory personnel to western oil companies in conjunction with Parker's Chinese partner. Parker has the longest presence of any foreign drilling contractor in China, beginning with its first contract in 1980.

     Africa and the Former Soviet Union. Seven of the Company's rigs are currently located in the markets of Africa and the former Soviet Union. After becoming the first western drilling contractor to enter the Russian drilling market in 1991, expansion of Parker's business in this country has been hampered by bureaucratic inefficiencies, constantly changing tax and other laws and political issues that have retarded the investment of capital by major and large independent oil companies in Russia. As a result, Parker has relocated all four of its drilling rigs from Russia to Kazakhstan. As anticipated, the recently announced agreement regarding the pipeline to be built to accommodate incremental production from the Tengiz field in Kazakhstan has already increased exploration efforts in this region. In addition to operating Parker's own rigs, Parker recently was awarded a five-year alliance contract by the operator of the Tengiz field to operate and maintain its rigs, including the provision of expatriate and local drilling crews and management of its warehouse, drilling base and mobile equipment fleet.

  Domestic Operations

     In the United States, the Company operates land rigs in the Gulf Coast, Rocky Mountain and Mid-Continent regions and the arctic region of Alaska. Industry conditions in the United States land drilling market have improved after having been depressed through most of the 1980s and early 1990s. The improved market conditions have resulted in both increased rig utilization and dayrates and shortages for certain types of rigs. The increased drilling activity has been reflected in a greater demand for rigs of all depth capabilities, in particular deep drilling rigs such as those owned by the Company. The market improvements have been a result of a combination of a general consolidation trend in the industry, and until very recently, higher crude oil and natural gas prices and improvements in exploration technology, in particular the greater use of 3-D seismic data and horizontal drilling.

     Of the Company's 15 rigs located in the United States, 14 are SCR electric, four are equipped with top drive units and all are capable of drilling in excess of 15,000 feet. Traditionally, Parker has differentiated itself from its domestic competitors by specializing in the drilling of deep and difficult wells.

  Specialty Services

     Helicopter Transportable Rigs. The Company specializes in difficult wells and drilling in remote areas and harsh environments, primarily in international locations. A significant factor contributing to Parker's success in obtaining drilling contracts in remote areas is the use of rigs that are transportable by air, land and water. These rigs have been specially designed and constructed by Parker for quick assembly and disassembly under the proprietary designations "Heli-Hoist(R)" rig, Transportable By Anything(R) ("TBA(R)") rig and All-

Terrain ("AT2000E(R)") rig. Management believes that Parker's 21 helicopter transportable rigs comprise approximately 75% of the operational helicopter transportable rigs worldwide. The Heli-Hoist(R), TBA(R) and AT2000E(R) rigs allow Parker to perform drilling operations in remote and otherwise inaccessible locations such as jungle areas, mountainous areas and offshore platforms.

     Deep Drilling. During the U.S. drilling boom of the late 1970s and early 1980s, the Company developed its specialty of deep and difficult drilling, primarily in the Anadarko Basin of Western Oklahoma and the Overthrust Region in the Rocky Mountains. The majority of the expansion of Parker's domestic fleet was built around this deep gas drilling. Parker's largest drilling rig is rated in excess of 35,000 feet.

     During the last several years, drilling activity has shifted from domestic deep gas drilling to international deep oil and gas drilling. While international deep drilling is generally in the range of 15,000 feet to 20,000 feet as opposed to the domestic deep drilling which often exceeds 20,000 feet, Parker has benefitted in the international arena from the development of this expertise, particularly in the deep drilling markets of the Cusiana and Cupiagua fields of Colombia and in northern Argentina.

     Arctic Drilling. The Company has been one of the pioneers in arctic drilling conditions and continues to offer new technology to meet the demand for increased drilling in an ecologically sensitive manner. Parker's most recent development has been the introduction of a self-contained mobile drilling unit capable of being moved in one unit by giant "crawlers" similar to the system used to move rocket thrusters for the space program. The environmentally sensitive rig also has a complete closed-loop mud system and cuttings processing system that eliminate the need for mud pits.

     Geothermal Drilling. The Company also has developed expertise in the area of geothermal drilling. Geothermal operations involve drilling into a pocket of geothermal energy, tapping the source of this energy in the form of steam, hot water or hot rocks and converting this heat into usable forms of energy.

RENTAL TOOLS

     Quail, based in New Iberia, Louisiana, is a provider of premium rental tools used for land and offshore oil and gas drilling and workover activities. Approximately 70% of Quail's equipment is utilized in offshore and coastal water operations. Since its inception in 1978, Quail's principal customers have been major and independent oil and gas exploration and production companies.

     Quail rents specialized equipment utilized in difficult well drilling and production and workover applications. Quail offers a full line of drill pipe, drill collars, tubing, high- and low-pressure blowout preventers, choke manifolds, casing scrapers and cement and junk mills. During fiscal 1997, Quail entered into a contract with a major oil company to be its preferred provider of rental tools to the land and offshore Texas markets. In November 1997, the Company opened a new rental tool facility in Victoria, Texas, in order to service the increasing demand for tools in that region. Approximately 60% of Quail's revenues are realized from rentals for production and workover activities.

     The rental tool industry is currently experiencing increasing demand due to the trend toward outsourcing by oil companies of noncore equipment and services and the significant increase in drilling activity in the Gulf of Mexico. In recent years, major and independent oil companies have liquidated certain ancillary drilling equipment in an effort to improve drilling efficiencies and returns on drilling programs. In addition, drilling activity has increased substantially in the Gulf of Mexico, causing an increase in dayrates for drilling rigs and a further increase in the demand for rental tools. The Company believes that Quail will benefit from such trends.

     During the past three years, Quail has experienced significant growth in revenue and earnings due in general to the growth trends in the oil and gas industry and specifically to the increased production and drilling activity in the Gulf of Mexico and the movement within the industry towards fewer or single source vendors. Quail derives equipment rental revenue primarily from the daily rental charges for its tools, pipe, and related equipment and to a lesser extent by charging customers for ancillary parts and repairs, transportation of the rental items to the customer's location, inspection of rental items as specified by the customer, items its sub-rents from other rental tool companies, the disposal of waste removed from the rental items after their use, and the cost of rental items lost or damaged beyond repair. The operating costs associated with Quail's rentals consist primarily of expenses associated with depreciation, transportation, inspection, maintenance and repair, and related direct overhead.

COMPETITION

     The contract drilling industry is a competitive and cyclical business characterized by high capital and maintenance costs. See "Risk
Factors -- Competition."

     Demand in the offshore drilling markets serviced by the Company has significantly improved from previous years. In the Gulf of Mexico barge drilling and workover markets, the Company competes primarily with Falcon Drilling. However, a few small contractors remain, principally in the barge workover market.

     The land drilling market is generally more competitive than the offshore market due to the larger number of rigs and companies. Drilling contracts are generally awarded on a competitive bid basis and, while an operator may consider factors such as quality of service and type and location of equipment as well as the ability to provide ancillary services, price and availability of equipment are significant factors in determining which contractor is awarded a job. In international markets, experience in operating in certain environments and customer alliances have also been factors in the selection of the Company in certain cases, as well as the Company's patented drilling equipment for remote drilling projects. The Company believes that the market for land drilling contracts will continue to be competitive for the foreseeable future. Certain of the Company's competitors have greater financial resources than the Company, which may enable them to better withstand industry downturns, to compete more effectively on the basis of price, to build new rigs or to acquire existing rigs.

     Management believes that Quail is one of the four leading rental tool companies in the offshore Gulf of Mexico. A number of Quail's competitors in the Gulf of Mexico and in the Gulf Coast land markets are substantially larger than, and have greater financial resources than, Quail.

CUSTOMERS AND DRILLING CONTRACTS

     The Company believes it has developed an international reputation for providing efficient, quality drilling services. A key for advancing the Company's business strategy is maintaining and developing relationships and strategic alliances with its customers. An increasing number of the Company's customers have been seeking to establish exploration or development drilling programs based on partnering relationships or alliances with a limited number of preferred drilling contractors. Such relationships or alliances can result in longer term work and higher efficiencies that increase profitability for drilling contractors at a lower overall well cost for oil companies. The Company is currently a preferred contractor for operators in certain domestic and international locations, which management believes is a result of the Company's quality, service and experience.

     The Company's drilling rigs are generally operated under individual dayrate contracts. Drilling contracts generally cover either the drilling of a specified well or wells for a stated term. Historically, most domestic contracts have been on a well-to-well basis while contracts in the international markets frequently are offered on a term basis. Because the Company focuses on drilling deep and difficult wells in both domestic and international markets, contracts typically last longer than 90 days. Certain of Parker's contracts in Colombia have three-year terms with early termination penalties. Mallard's contracts in Nigeria have two- to three-year stated terms but provide no contractual penalties for early termination.

     The Company's drilling customer base consists of major, independent and foreign national oil and gas companies. The Company's two largest customers accounted for approximately 19% and 18% of total revenues for fiscal year 1996 and its largest customer accounted for approximately 13% of total revenues for fiscal year 1997.

LEGAL PROCEEDINGS

     The Company is a party to certain legal proceedings that have resulted from the ordinary conduct of its business. In the opinion of the Company's management, none of these proceedings is expected to have a material adverse effect on the Company.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

     The U.S. Gulf Coast market, and particularly the shallow water areas where the Company's contract drilling service operations are concentrated, are ecologically sensitive. As a result, environmental issues have led to higher drilling costs, a more difficult and lengthy well permitting process and, in general, have adversely affected decisions of the oil companies to drill in these areas. U.S. laws and regulations applicable to the Company's operations include those controlling the discharge of materials into the environment, requiring removal and cleanup of materials that may harm the environment, or otherwise relating to the protection of the environment. The Company, as an operator of drilling rigs in navigable U.S. waters and certain offshore areas, may be liable for damages and costs incurred in connection with oil spills for which it is held responsible, subject to certain limitations. An oil spill in a wetland or inland waterway could produce substantial damage to the environment, including wildlife and ground water. Laws and regulations protecting the environment have become more stringent in recent years, and may, in certain circumstances, impose strict liability, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. Such laws and regulations may expose the Company to liability for the conduct of or conditions caused by others, or for acts of the Company which were in compliance with all applicable laws at the time such acts were performed. The application of these requirements or the adoption of the new requirements could have a material adverse effect on the Company.

     The drilling of oil and gas wells is subject to various federal, state, local and foreign laws, rules and regulations. The Company, as an owner or operator of both onshore and offshore facilities operating in or near waters of the United States, may be liable for the costs of removal and damages arising out of a pollution incident to the extent set forth in the Federal Water Pollution Control Act, as amended by the Oil Pollution Act of 1990 ("OPA") and the Outer Continental Shelf Lands Act. In addition, the Company may also be subject to applicable state law and other civil claims arising out of any such incident. Certain of the Company's facilities are also subject to regulations of the Environmental Protection Agency ("EPA") that require the preparation and implementation of spill prevention, control and countermeasure plans relating to possible discharge of oil into navigable waters. Other regulations of the EPA may require certain precautions in storing, handling and transporting hazardous wastes. State statutory provisions relating to oil and natural gas generally include requirements as to well spacing, waste prevention, production limitations, pollution prevention and cleanup, obtaining drilling and dredging permits and similar matters. The Company believes that it is in substantial compliance with such laws, rules and regulations.

     The OPA and regulations promulgated pursuant thereto impose a variety of regulations on "responsible parties" related to the prevention of oil spills and liability for damages resulting from such spills. A "responsible party" includes the owner or operator of a facility or vessel, or the lessee or permittee of the area in which an offshore facility is located. The OPA assigns liability to each responsible party of oil removal costs and a variety of public and private damages. While liability limits apply in some circumstances, a responsible party for an Outer Continental Shelf facility must pay all spill removal costs incurred by a federal, state or local government. The OPA establishes liability limits (subject to indexing) for offshore drilling rigs. If functioning as an offshore facility, the offshore drilling rigs are considered "tank vessels" for spills of oil on or above the water surface, with liability limits of $1,200 per gross ton or $10 million. To the extent damages and removal costs exceed this amount, the offshore drilling rigs will be treated as an offshore facility and the offshore lessee will be responsible up to higher liability limits for all removal costs plus $75 million. A party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct or resulted from violation of a federal safety, construction or operating regulation. If the party fails to report a spill or to cooperate fully in the cleanup, liability limits likewise do not apply. Few defenses exist to the liability imposed by the OPA. The OPA also imposes ongoing requirements on a responsible party, including proof of financial responsibility (to cover at least some costs in a potential spill) and preparation of an oil spill contingency plan. Amendments to the OPA adopted earlier this year reduced the amount of financial responsibility required for "offshore facilities" from $150 million to $35 million, but such amendments did not reduce the amount of financial responsibility required for "tank vessels." Since the Company's offshore drilling rigs are typically classified as tank vessels, the recent amendments to the OPA are not expected to have a significant effect on the Company's operations. A failure to comply with ongoing requirements or inadequate cooperation in a spill may even subject a responsible party to civil or criminal enforcement actions.

     In addition, the Outer Continental Shelf Lands Act authorized regulations relating to safety and environmental protection applicable to lessees and permittees operating on the Outer Continental Shelf. Specific design and operational standards may apply to Outer Continental Shelf vessels, rigs, platforms, vehicles and structures. Violations of environmental-related lease conditions or regulations issues pursuant to the Outer Continental Shelf Lands Act can result in substantial civil and criminal penalties as well as potential court injunctions curtailing operations and the cancellation of leases. Such enforcement liabilities can result from either governmental or citizen prosecution.

     All of the Company's operating domestic barge drilling rigs have zero discharge capabilities as required by law. In addition, in recognition of environmental concerns regarding dredging of inland waters and permitting requirements, the Company conducts negligible dredging operations and approximately two-thirds of the Company's offshore drilling contracts involve directional drilling, which minimizes the need for dredging. However, the existence of such laws and regulations has had and will continue to have a restrictive effect on the Company and its customers.

     The drilling industry is dependent on the demand for services from the oil and gas exploration and development industry and, accordingly, is affected by changes in laws relating to the energy business. The Company's business is affected generally by political developments and by federal, state, local and foreign laws and regulations that may relate directly to the oil and gas industry. The adoption of laws and regulations, both domestic and foreign, that curtail exploration and development drilling for oil and gas for economic, environmental and other policy reasons may adversely affect the Company's operations by limiting available drilling opportunities.

                                   MANAGEMENT

     The following table sets forth certain information regarding the directors and executive officers of the Company as of February 28, 1998.

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
Robert L. Parker..........................  74     Chairman of the Board of Directors
Robert L. Parker Jr.......................  49     President and Chief Executive Officer
James W. Linn.............................  52     Executive Vice President and Chief
                                                   Operating Officer
James J. Davis............................  51     Senior Vice President -- Finance and Chief
                                                   Financial Officer
Bernard J. Duroc-Danner...................  44     Director
David L. Fist.............................  66     Director
Earnest F. Gloyna.........................  76     Director
R. Rudolph Reinfrank......................  42     Director

     The following is a brief description of the background and principal occupation of each director and executive officer:

     Robert L. Parker, Chairman of the Board, has been a Director since 1954 and served as President of the Company from 1954 until October 1977, when he was elected Chairman and Chief Executive Officer. Since December 1991, he has retained the position of Chairman. He serves on the board of directors of Clayton Williams Energy, Inc., a company engaged in exploration and production of oil and natural gas and BOK Financial Corporation, a bank holding company organized under the laws of the State of Oklahoma. Mr. Parker also serves on the board of directors of the American Petroleum Institute and the National Petroleum Council. He is the father of Robert L. Parker Jr.

     Robert L. Parker Jr. has been a Director since 1973 and is President and Chief Executive Officer. He joined the Company in 1973 and was elected President and Chief Operating Officer in 1977 and Chief Executive Officer in December 1991. He was elected Vice President in 1973 and Executive Vice President in 1976. He currently serves on the board of directors of Alaska Air Group, Inc., the holding company for Alaska Airlines and Horizon Air Industries. He is the son of Robert L. Parker.

     James W. Linn has been a Director since 1986, is Executive Vice President and Chief Operating Officer of the Company and has general charge of the Company's business affairs and its officers. He joined the Company in 1973 in the Company's international department. He then served in the Company's domestic operations, being named northern U.S. district manager in 1976. Mr. Linn was elected Vice President of U.S. and Canada operations in 1979, was promoted to Senior Vice President in September 1981 and was elected to his present position in December 1991.

     James J. Davis serves as Senior Vice President-Finance and Chief Financial Officer. He joined Parker in November 1991 as Vice President-Finance and Chief Financial Officer and was promoted to his current position in December 1996. From 1986 through 1991, Mr. Davis was vice president and treasurer of MAPCO Inc., a diversified energy company with interests in natural gas liquids marketing and transportation, oil refining and retail motor fuel marketing. He serves as a member of the board of directors of Dollar Thrifty Funding Corp.

     Bernard J. Duroc-Danner has been a Director since November 1996. Mr. Duroc-Danner has been President, Chief Executive Officer and a director of EVI, Inc., the former parent company of Mallard, for more than the past five years. EVI, Inc. is an international manufacturer and supplier of oilfield equipment. Mr. Duroc-Danner is also a director of Dailey International Inc., a provider of services and equipment to the oil and gas industry.

     David L. Fist, a Director since 1986, is a member of the law firm of Rosenstein, Fist & Ringold, Tulsa, Oklahoma, having been associated with the firm since 1955. He serves as a director of Peoples State Bank and Alliance Business Investment Company, a federally licensed small business investment company.

     Earnest F. Gloyna has been a Director since 1978 and is presently a chaired professor in Environmental Engineering at the University of Texas at Austin. He served as dean, College of Engineering, from April 1970 to August 1987. He is also a consultant in environmental engineering through Earnest F. Gloyna Enterprises, and is president of Gloyna Properties, Inc. Dr. Gloyna serves as a member of the board of trustees of Southwest Research Institute, a nonprofit research institute that does contract research work for government and industry.

     R. Rudolph Reinfrank has been a Director since 1993. Since January 1, 1997, he has been Managing General Partner of Coldstream Capital LLC, Los Angeles, California. From May 1993 to December 1996, Mr. Reinfrank was a managing director of the Davis Companies, the holding company for the Marvin Davis family. From January 1, 1988 through June 30, 1993, Mr. Reinfrank was executive vice president of Shamrock Holdings, Inc., the holding company for the Roy E. Disney family. From January 1990 through December 1992, Mr. Reinfrank also served as managing director of Trefoil Investors, Inc. and Shamrock Capital Advisors, Inc., the general partner and management services company respectively, for Trefoil Capital Investors, L.P.

                               PRIVATE PLACEMENT

     The net proceeds to the Company from the sale of the Series C Notes were $152.2 million after deducting the estimated fees and expenses of the Series C Notes Offering. The Company used the proceeds from the sale of the Series C Notes to repay the outstanding balance under the term loan portion of the Senior Credit Facility and plans to use the remaining net proceeds for general corporate purposes, including to fund the Company's capital expenditure program. Pending these uses, such net proceeds of the Series C Notes Offering is being invested in interest bearing securities to the extent permitted by the terms of the Indenture.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange a like principal amount of Old Notes, the terms of which are identical in all material respects to the Exchange Notes. The Old Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in the capitalization of the Company.

                                 CAPITALIZATION

     The following table sets forth as of November 30, 1997 the actual cash and capitalization of the Company and the cash and capitalization of the Company as adjusted to give effect to the Hercules Acquisition and the sale of the Series C Notes and the application of the net proceeds therefrom. This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and Parker's Consolidated Financial Statements, including the notes thereto, included elsewhere or incorporated by reference in this Prospectus.

                                                               AT NOVEMBER 30, 1997
                                                              -----------------------
                                                               ACTUAL     AS ADJUSTED
                                                              --------    -----------
                                                              (DOLLARS IN THOUSANDS)
Cash, cash equivalents and other short-term investments.....  $183,521     $ 54,942
Long-term debt:
  Senior Credit Facility, including current portion of
     long-term debt(1)......................................  $ 86,500     $     --
  9 3/4% Senior Notes due 2006, Series B, less unamortized
     discount of $2,107.....................................   297,893      297,893
  9 3/4% Senior Notes due 2006, Series C, plus unamortized
     premium of $5,750......................................        --      155,750
  5 1/2% Convertible Subordinated Notes due 2004............   175,000      175,000
  Other long-term debt......................................     3,451        3,620
                                                              --------     --------
          Total long-term debt..............................  $562,844     $632,263
                                                              ========     ========
Stockholders' equity:
  Preferred Stock, $1.00 par value, 1,942,000 shares
     authorized, no shares outstanding......................        --           --
  Common Stock, $.16 2/3 par value, 120,000,000 shares
     authorized, 76,699,314 shares outstanding and
     outstanding, as adjusted...............................    12,783       12,783
  Capital in excess of par value............................   340,508      340,508
  Retained earnings (accumulated deficit)...................     6,659        5,759
  Other.....................................................       (85)         (85)
                                                              --------     --------
     Total stockholders' equity.............................   359,865      358,965
                                                              --------     --------
          Total capitalization..............................  $922,709     $991,228
                                                              ========     ========

---------------

(1) At the time of consummation of the sale of the Series C Notes, the outstanding balance of the term loan portion of the Senior Credit Facility was $83.0 million, which balance was repaid in full from the net proceeds of the sale of the Series C Notes. At such time, the Company also had maximum borrowing capacity of $75 million under the revolving credit portion of the Senior Credit Facility, less the $12 million reserved to support outstanding letters of credit. See "Description of Senior Credit Facility."

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial information is derived from the historical financial statements of Parker, Mallard, Quail and Hercules, incorporated by reference herein, and certain assumptions deemed appropriate by the Company. The Unaudited Pro Forma Combined Statements of Operations for the three months ended November 30, 1997 and for the year ended August 31, 1997 reflect: (i) the Mallard Acquisition, (ii) the Quail Acquisition, (iii) the Hercules Acquisition, (iv) the issuance of $300 million of the Series A Notes in November 1996 (subsequently exchanged for Series B Notes in February 1997), (v) the issuance of $25 million of convertible preferred stock in November 1996 and the subsequent conversion of such stock into 3,056,600 shares of Common Stock in December 1996, (vi) the issuance of $175 million of Convertible Notes in July 1997 and (vii) the Series C Notes Offering, in each case as if such transactions had occurred on September 1, 1996. The Unaudited Pro Forma Combined Balance Sheet as of November 30, 1997 reflects such transactions as if they had occurred on November 30, 1997. Such 12 months unaudited pro forma combined information combines: (i) the audited operating results for the Company for the fiscal year ended August 31, 1997, (ii) the unaudited operating results for Mallard and Quail for the period from September 1, 1996 to November 12, 1996 (the date of acquisition by Parker), and (iii) the combined unaudited operating results of Hercules for the 12 months ended September 30, 1997. Such three months unaudited pro forma combined information combines the unaudited operating results of the Company and the unaudited operating results of Hercules, in both cases for the three months ended November 30, 1997. Revenues and net income of Hercules of approximately $6.2 million and $0.8 million, respectively, for the month of September, 1997 are included in both the unaudited pro forma combined statement of operations for the three months ended November 30, 1997 and for the year ended August 31, 1997. The Hercules financial statements have been derived from the separate financial statements of HOC and HRC incorporated herein by reference and are presented on a combined basis with intercompany transactions between the entities eliminated. The unaudited pro forma combined financial information should be read in conjunction with the notes thereto and the historical financial statements of Parker, Mallard, Quail and Hercules, including the notes thereto, incorporated by reference herein. The unaudited pro forma combined financial statements exclude any pro forma effect for the Bolifor Acquisition as it is not considered material.

     The pro forma adjustments giving effect to the various events described above are based upon currently available information and upon certain assumptions that management believes are reasonable. The historical operating results of Mallard included in the Unaudited Pro Forma Combined Financial Statements do not reflect any allocation of general corporate, accounting, tax, legal and other administrative costs incurred by its former parent corporation. The Company has not incurred any significant amount of additional general and administrative expense in connection with the incorporation of Mallard's and Quail's operations, and does not expect to incur any significant amount of such expenses in connection with the incorporation of Hercules' operations. The Mallard Acquisition, the Quail Acquisition and the Hercules Acquisition have been accounted for by the Company under the purchase method of accounting and the assets and liabilities of Mallard, Quail and Hercules were recorded at their estimated fair market values at the date of acquisition.

     The unaudited pro forma combined financial information does not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to general economic conditions, oil and gas commodity prices, the demand and prices for contract drilling services and rental tools, increases in the number of rigs available for service, the Company's ability to successfully integrate the operations of Mallard, Quail and Hercules with its current business and several other factors, many of which are beyond the Company's control. See "Risk Factors -- Integration of Acquisitions."

                    PARKER DRILLING COMPANY AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED NOVEMBER 30, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        HISTORICAL
                                                 -------------------------
                                                 AS REPORTED
                                                   PARKER      HERCULES(1)   ADJUSTMENTS      PRO FORMA
                                                 -----------   -----------   -----------     -----------
Revenues:
  Drilling.....................................  $   101,400     $19,072       $   (82)(1)   $   120,390
  Rental.......................................        8,089          --            --             8,089
  Other........................................          391          --            --               391
                                                 -----------     -------       -------       -----------
         Total revenues........................      109,880      19,072           (82)          128,870
                                                 -----------     -------       -------       -----------
Operating expense:
  Drilling.....................................       63,326      10,110           909(f)         74,341
                                                                                    (4)(l)
  Rental.......................................        2,786          --                           2,786
  Other........................................          494          --            --               494
  Depreciation, depletion and amortization.....       14,559       1,974           837(d)         17,613
                                                                                   257(e)
                                                                                   (14)(1)
  General and administrative...................        4,115         909          (909)(f)         4,115
                                                 -----------     -------       -------       -----------
         Total operating expenses..............       85,280      12,993         1,076            99,349
                                                 -----------     -------       -------       -----------
Operating income...............................       24,600       6,079        (1,158)           29,521
                                                 -----------     -------       -------       -----------
Other income (expense):
  Interest expense.............................      (12,025)       (877)       (1,681)(g)       (13,707)
                                                                                    (1)(j)
                                                                                   877(h)
  Interest income..............................        2,788          --                           2,788
  Other........................................          228          --            --               228
                                                 -----------     -------       -------       -----------
         Total other income (expense)..........       (9,009)       (877)         (805)          (10,691)
                                                 -----------     -------       -------       -----------
Income before income taxes.....................       15,591       5,202        (1,963)           18,830
                                                 -----------     -------       -------       -----------
Income tax expense (benefit)...................        4,909       2,028        (2,028)(k)         7,344
                                                                                 2,435(k)
                                                                               -------
Net income.....................................  $    10,682     $ 3,174       $(2,370)      $    11,486
                                                 ===========     =======       =======       ===========
Earnings per share, primary and fully
  diluted......................................  $       .14                                 $      0.15
                                                 ===========                                 ===========
Weighted average shares outstanding (fully
  diluted).....................................   78,639,978                                  78,639,978
                                                 ===========                                 ===========
Other financial data:
  EBITDA(2)....................................  $    39,159                                 $    47,134
  Ratio of earnings to fixed charges(3)........                                                      2.4x

---------------

(1) Reflects combined results of operations of HOC and HRC for the three months ended November 30, 1997. See note (m) for the summary capsular combining statement of operations of HOC and HRC for the three months ended November 30, 1997. Subsequent to the periods presented in the Hercules Historical Statements of Operations and before the consummation of the Hercules Acquisition by the Company, due to non-recurring expenses associated with the acquisition, a $6.2 million pretax loss was recorded by Hercules in December 1997. The non-recurring expenses consisted primarily of bonuses paid to certain Hercules employees and costs associated with retiring Hercules' long term debt.

(2) EBITDA represents operating income (loss) before depreciation, depletion and amortization and provision for reduction in carrying value of certain assets. EBITDA is frequently used by securities analysts and is presented hereby to provide additional information about the Company's operations. EBITDA is not a measurement presented in accordance with generally accepted accounting principles. EBITDA should not be considered in isolation or as a substitute for net income, cash flow provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(3) For purposes of these calculations, earnings consist of income (loss) before income taxes plus interest expense and fixed charges consist of interest expense.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                           YEAR ENDED AUGUST 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     HISTORICAL
                                                  ----------------
                                                  SEPT. 1-NOV. 12,
                                                        1996
                                    AS REPORTED   ----------------                                    PRO
                                     PARKER(1)    MALLARD   QUAIL    HERCULES(2)   ADJUSTMENTS       FORMA
                                    -----------   -------   ------   -----------   -----------     ----------
Revenues:
  Drilling........................  $  283,598    $23,678   $   --     $64,251      $   (967)(1)   $  370,560
  Rental..........................      25,457         --    5,387          --            --           30,844
  Other...........................       2,589         --       --          --            --            2,589
                                    ----------    -------   ------     -------      --------       ----------
         Total revenues...........     311,644     23,678    5,387      64,251          (967)         403,993
                                    ----------    -------   ------     -------      --------       ----------
Operating expense:
  Drilling........................     189,979     14,382       --      39,090         7,253(f)       250,615
                                                                                         (89)(1)
  Rental..........................       8,549         --      439          --           739(f)         9,727
  Other...........................       4,722         --       --          --            --            4,722
  Depreciation, depletion and
    amortization..................      46,256      2,695      505       5,715         5,519(d)        62,424
                                                                                       1,922(e)
                                                                                        (188)(1)
  General and administrative......      14,414      1,933      739       5,320        (7,992)(f)       14,414
                                    ----------    -------   ------     -------      --------       ----------
         Total operating
           expenses...............     263,920     19,010    1,683      50,125         7,164          341,902
                                    ----------    -------   ------     -------      --------       ----------
Operating income..................      47,724      4,668    3,704      14,126        (8,131)          62,091
                                    ----------    -------   ------     -------      --------       ----------
Other income (expense):
  Interest expense................     (32,851)      (102)      --      (3,068)      (22,369)(g)      (56,214)
                                                                                        (892)(j)
                                                                                       3,068(h)
  Interest income.................       5,367         --      962          --          (949)(i)        5,380
  Other...........................       3,316        (78)       5          --            --            3,243
                                    ----------    -------   ------     -------      --------       ----------
         Total other income
           (expense)..............     (24,168)      (180)     967      (3,068)      (21,142)         (47,591)
                                    ----------    -------   ------     -------      --------       ----------
Income before income taxes........      23,556      4,488    4,671      11,058       (29,273)          14,500
                                    ----------    -------   ------     -------      --------       ----------
Income tax expense (benefit)......       7,241        403       --       4,808        (4,846)(k)        7,371
                                                                                        (235)(l)
                                                                                    --------
Net income........................  $   16,315    $ 4,085   $4,671     $ 6,250      $(24,192)      $    7,129
                                    ==========    =======   ======     =======      ========       ==========
Earnings per share, primary and
  fully diluted...................  $      .23                                                     $     0.10
                                    ==========                                                     ==========
Weighted average shares
  outstanding (fully diluted).....  72,049,124                                                     72,660,444
                                    ==========                                                     ==========
Other financial data:
  EBITDA(3).......................  $   93,980                                                     $  124,515
  Ratio of earnings to fixed
    charges(4)....................                                                                        1.3x

---------------

(1) Includes the operations of Mallard and Quail from November 13, 1996 through August 31, 1997.

(2) Reflects combined results of operations of HOC and HRC for the 12 months ended September 30, 1997. See Note (m) for the summary capsular combining statement of operations of HOC and HRC for the 12 months ended September 30, 1997.

(3) EBITDA represents operating income (loss) before depreciation, depletion and amortization and provision for reduction in carrying value of certain assets. EBITDA is frequently used by securities analysts and is presented hereby to provide additional information about the Company's operations. EBITDA is not a measurement presented in accordance with generally accepted accounting principles. EBITDA should not be considered in isolation or as a substitute for net income, cash flow provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(4) For purposes of these calculations, earnings consist of income (loss) before income taxes plus interest expense, and fixed charges consist of interest expense.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                         HISTORICAL
                                                ----------------------------
                                                   PARKER       HERCULES(1)
                                                ------------    ------------
                                                   AS OF           AS OF
                                                NOVEMBER 30,    NOVEMBER 30,
                                                    1997            1997        ADJUSTMENTS        PRO FORMA
                                                ------------    ------------    ------------       ----------
Current assets:
  Cash and cash equivalents...................    $183,291        $     55       $ 152,250(a)      $   54,712
                                                                                  (195,552)(b)
                                                                                     1,378(b)
                                                                                   (86,710)(g)
  Other short-term investments................         230                                                230
  Accounts and notes receivable...............     114,479          27,642         (16,144)(b)        125,977
  Rig materials and supplies..................      20,067                                             20,067
  Other current assets........................      16,749           1,245            (477)(b)         17,517
                                                  --------        --------       ---------         ----------
         Total current assets.................     334,816          28,942        (145,255)           218,503
                                                  --------        --------       ---------         ----------
Property, plant and equipment:
  Drilling equipment..........................     744,188          91,901          54,713(b,1)       890,802
  Rental equipment............................      29,591                                             29,591
  Buildings, land and improvements............      12,557                                             12,557
  Other.......................................      22,287                                             22,287
  Construction in progress....................      39,242           9,891                             49,133
                                                  --------        --------                         ----------
                                                   847,865         101,792          54,713          1,004,370
  Less accumulated depreciation, depletion and
    amortization..............................     387,733           8,819          (8,819)(d,1)      387,733
                                                  --------        --------       ---------         ----------
  Net property, plant and equipment...........     460,132          92,973          63,532            616,637
                                                  --------        --------       ---------         ----------
Goodwill, net of accumulated amortization.....     138,272          16,037          56,483(b,1)       210,792
                                                  --------        --------       ---------         ----------
Other noncurrent assets.......................      55,822           1,036            (900)(g)         59,458
                                                                                     3,500(a)
         Total assets.........................    $989,042        $138,988       $ (22,640)        $1,105,390
                                                  ========        ========       =========         ==========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt...........    $ 15,085        $  4,605       $  (4,436)(b)     $    1,754
                                                                                   (13,500)(g)
  Accounts payable............................      26,467           9,114                             35,581
  Accrued liabilities.........................      26,919           5,461            (210)(g)         31,667
                                                                                      (503)(b)
  Accrued income taxes........................       7,124                                              7,124
                                                  --------                                         ----------
         Total current liabilities............      75,595          19,180         (18,649)            76,126
                                                  --------        --------       ---------         ----------
Long-term debt................................     547,759          36,767         (36,767)(b)        630,509
                                                                                   (73,000)(g)
                                                                                   155,750(a)
Deferred income taxes.........................          --          12,346         (12,346)(b)         33,967
                                                                                    33,967(b)
                                                                                 ---------
Other long-term liabilities...................       5,823                                              5,823
Preferred stock...............................          --           4,000          (4,000)(b)
Stockholders' equity:
  Common stock................................      12,783          18,035         (18,035)(b)         12,783
  Capital in excess of par value..............     340,508          39,598         (39,598)(b)        340,508
  Retained earnings (accumulated deficit).....       6,659           9,062          (9,062)(b)          5,759
                                                                                      (900)(g)
  Other.......................................         (85)                                               (85)
                                                  --------                                         ----------
         Total stockholders' equity...........     359,865          66,695         (67,595)           358,965
                                                  --------        --------       ---------         ----------
         Total liabilities and stockholders'
           equity.............................    $989,042        $138,988       $ (22,640)        $1,105,390
                                                  ========        ========       =========         ==========

---------------

(1) Represents the combined balances of HOC and HRC as of November 30, 1997. See Note (c) for summary capsular combining balance sheet of HOC and HRC as of November 30, 1997.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(a)  To record the issuance of the Notes.

(b) To reflect the Hercules Acquisition. The purchase price was allocated as follows:

                          PURCHASE PRICE                          HERCULES
                          --------------                          --------
   Cash........................................................   $195,052
   Fees and expenses...........................................        500
                                                                  --------
             Total.............................................   $195,552
                                                                  ========
   Purchase price allocation:
     Increase in property and equipment........................     63,532
     Working capital adjustment per purchase agreement.........      1,378
     Eliminate stockholders' equity............................     66,695
   Reverse assets/liabilities which are not a part of
     acquisition:
     Amounts due to/from affiliates............................    (15,641)
     Debt and capital lease obligations........................     41,203
     Redeemable preferred stock................................      4,000
     Intangible assets.........................................    (16,037)
     Deferred income taxes.....................................    (22,098)
   Cost in excess of net assets acquired.......................     72,520
                                                                  --------
                                                                  $195,552
                                                                  ========

(c) Following is the summary capsular combining balance sheets of HOC and HRC as of November 30, 1997.

                                             HOC         HRC      ELIMINATIONS    COMBINED
                                           --------    -------    ------------    --------
                                                       (DOLLARS IN THOUSANDS)
   Current assets.......................   $ 30,898    $   349      $(2,305)      $ 28,942
   Noncurrent assets....................     85,132     24,914                     110,046
                                           --------    -------      -------       --------
             Total assets...............    116,030     25,263       (2,305)       138,988
                                           ========    =======      =======       ========
   Current liabilities..................   $ 16,910    $ 2,270           --       $ 19,180
   Noncurrent liabilities...............     36,828     14,590       (2,305)        49,113
   Preferred stock......................      4,000         --           --          4,000
   Stockholders' equity.................     58,292      8,403           --         66,695
                                           --------    -------      -------       --------
             Total liabilities and
               stockholders' equity.....   $116,030    $25,263      $(2,305)      $138,988
                                           ========    =======      =======       ========

     The eliminations represent approximately $2,305,000 of HRC's note payable to HOC as of November 30, 1997.

(d) To adjust depreciation expense on assets acquired using allocated purchase price and to eliminate accumulated depreciation on Hercules assets. Depreciation was calculated over 17 1/2 years for barge drilling rigs, 15 years on jackup rigs and seven years for tool rental equipment, using 5% salvage on all equipment.

(e) To adjust amortization of excess cost over fair value of net assets acquired over 30 years.

(f) Reclassify the general and administrative expenses of Mallard and Hercules to drilling expense and of Quail to rental expense.

(g) To adjust interest expense on $450 million of Series B and Series C Notes at 9.75% and $175 million of Convertible Notes at 5.5%, to adjust amortization of original issue discount and premium over the term of the Series B and Series C Notes, respectively, to remove interest expense related to the $100 million bank term loan and to retire the $100 million bank term loan with proceeds from the Series C Notes Offering. In addition, the Company would have recorded $0.9 million extraordinary loss from the early debt extinguishment.

(h)  To eliminate interest expense on Hercules debt not assumed.

(i) To eliminate interest and investment income on Quail cash and investments not acquired.

(j) To adjust amortization of debt issuance costs over the ten-year term of the Series B Notes, the remaining term of the Series C Notes and the seven-year term of the Convertible Notes.

(k) To eliminate current U.S. federal income taxes allocated to Mallard by its former parent and eliminate current U.S. federal income taxes recorded by Hercules due to the existence of the Company's net operating loss tax carry forwards and to record deferred income tax expense.

(l) To eliminate operating results and balance sheet accounts related to Rig No. 1 which was sold by Hercules in October 1997.

(m) Following is the summary capsular combining statements of operations of HOC and HRC, as applicable for the periods indicated:

                                                   12 MONTHS ENDED SEPTEMBER 30, 1997
                                              ---------------------------------------------
                                                HOC       HRC      ELIMINATIONS    COMBINED
                                              -------    ------    ------------    --------
                                                         (DOLLARS IN THOUSANDS)
   Revenues................................   $64,251    $1,923      $(1,923)      $64,251
   Total operating expenses................    50,621     1,427       (1,923)       50,125
   Other (income) expense..................     2,013     1,055           --         3,068
   Income (loss) before income taxes.......    11,617      (559)          --        11,058
   Income tax expenses.....................     4,808        --           --         4,808
                                              -------    ------      -------       -------
             Net income (loss).............   $ 6,809    $ (559)     $    --       $ 6,250
                                              =======    ======      =======       =======

                                                  THREE MONTHS ENDED NOVEMBER 30, 1997
                                              ---------------------------------------------
                                                HOC       HRC      ELIMINATIONS    COMBINED
                                              -------    ------    ------------    --------
                                                         (DOLLARS IN THOUSANDS)
   Revenues................................   $19,072    $  515      $  (515)      $19,072
   Total operating expenses................    13,074       434         (515)       12,993
   Other (income) expense..................       557       320           --           877
   Income (loss) before income taxes.......     5,441      (239)          --         5,202
   Income tax expenses.....................     2,028        --           --         2,028
                                              -------    ------      -------       -------
             Net income (loss).............   $ 3,413    $ (239)     $    --       $ 3,174
                                              =======    ======      =======       =======

     Elimination entries represent the elimination of approximately $1,923,000 and $515,000 of HRC's billings to HOC for the 12 months ended September 30, 1997 and three months ended November 30, 1997, respectively, for HOC's bareboat charter of HRC's drilling and workover rigs.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The historical financial data presented in the table below as of and for each of the years in the five-year period ended August 31, 1997 are derived from the Consolidated Financial Statements of the Company audited by Coopers & Lybrand L.L.P., independent accountants. The data presented below should be read in conjunction with the Company's Consolidated Financial Statements, including the notes thereto, included elsewhere or incorporated by reference in this Prospectus.

                                                                                                       THREE MONTHS
                                                  YEAR ENDED AUGUST 31,                             ENDED NOVEMBER 30,
                           -------------------------------------------------------------------   -------------------------
                              1993         1994(1)        1995          1996         1997(3)        1996          1997
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
DATA:
Revenues:
  Drilling...............  $    96,719   $   147,480   $   153,075   $   145,160   $   283,598   $    42,871   $   101,400
  Rental.................           --            --            --            --        25,457         1,713         8,089
  Other..................        4,082         4,944         4,296        11,492         2,589           614           391
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
        Total revenues...      100,801       152,424       157,371       156,652       311,644        45,198       109,880
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
Operating Expenses:
  Drilling...............       71,533       117,430       115,963       104,614       189,979        30,444        63,326
  Rental.................           --            --            --            --         8,549           339         2,786
  Other..................        5,951         6,563         4,928        11,824         4,722           923           494
  Depreciation, depletion
    and amortization.....       23,376        23,246        23,745        23,061        46,256         6,898        14,559
  General and
    administrative.......       12,321        14,320        14,232        15,756        14,414         3,398         4,115
  Provision for reduction
    in carrying value of
    certain assets(1)....           --        19,718            --            --            --            --            --
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
        Total operating
          expenses.......      113,181       181,277       158,868       155,255       263,920        42,002        85,280
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
Operating income
  (loss).................      (12,380)      (28,853)       (1,497)        1,397        47,724         3,196        24,600
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
Other income (expense):
  Interest income
    (expense) --  net....        1,676         1,150         1,184         1,507       (27,484)       (1,489)       (9,237)
  Minority interest......          149          (135)         (227)           --            --            --            --
  Other..................         (469)          919         7,640         5,663         3,316         1,070           228
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
        Total other
          income
          (expense)......        1,356         1,934         8,597         7,170       (24,168)         (419)       (9,009)
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before
  income taxes...........      (11,024)      (26,919)        7,100         8,567        23,556         2,777        15,591
Income tax expense
  (benefit)..............         (337)        1,887         3,184         4,514         7,241         1,298         4,909
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
        Net income
          (loss).........  $   (10,687)  $   (28,806)  $     3,916   $     4,053   $    16,315   $     1,479   $    10,682
                           ===========   ===========   ===========   ===========   ===========   ===========   ===========
Earnings (loss) per share
  (fully diluted)........  $      (.20)  $      (.53)  $       .07   $       .07   $       .23   $       .02   $       .14
                           ===========   ===========   ===========   ===========   ===========   ===========   ===========
Weighted average shares
  outstanding (fully
  diluted)...............   53,082,078    54,247,664    55,332,541    57,466,183    72,049,124    66,315,399    78,639,978
                           ===========   ===========   ===========   ===========   ===========   ===========   ===========
OTHER FINANCIAL DATA:
EBITDA(2)................  $    10,996   $    14,111   $    22,248   $    24,458   $    93,980   $    10,094   $    39,159
Ratio of earnings to
  fixed charges(4).......           --            --          81.7x         64.5x          1.7x          2.1x          2.3x
Capital expenditures:
  Maintenance............        3,552         5,444         5,133         6,646        14,702         1,472         4,270
  Other..................       15,165        29,320        16,407        24,190        72,724         7,539        29,386
BALANCE SHEET DATA (END
  OF PERIOD):
Cash, cash equivalents
  and other short-term
  investments............  $    43,989   $    14,471   $    22,124   $    77,985   $   212,789   $    86,753   $   183,521
Property, plant and
  equipment, net.........      139,326       127,178       122,258       124,177       439,651       382,859       460,132
Total assets.............      236,342       209,348       216,959       275,959       984,136       740,680       989,042
Total long-term debt,
  including current
  portion................           --            --         2,037         3,378       567,126       403,897       562,844
Total stockholders'
  equity.................      207,679       180,583       186,920       244,048       348,723       271,392       359,865

---------------

(1) In fiscal 1994, Parker reorganized its domestic land drilling and manufacturing operations and made the decision to dispose of certain drilling equipment inventories and other properties. Accordingly, Parker removed 16 rigs from its domestic fleet and recorded a $19.7 million provision for reduction in carrying value of certain assets.

(2) EBITDA represents operating income (loss) before depreciation, depletion, amortization and provision for reduction in carrying value of certain assets. EBITDA is frequently used by securities analysts and is presented here to provide additional information about the Company's operations. EBITDA is not a measurement presented in accordance with generally accepted accounting principles. EBITDA should not be considered in isolation or as a substitute for net income, cash flow provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(3) Results for fiscal 1997 include the results of Mallard and Quail from November 13, 1996.

(4) For purposes of these calculations, earnings consist of income (loss) before income taxes plus interest expense and fixed charges consist of interest expense. Earnings were not sufficient during 1993 and 1994 to cover fixed charges. The deficiencies were: 1993 -- $11.0 million and 1994 -- $26.9 million.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Series C Notes were sold by the Company on March 11, 1998 to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently placed the Series C Notes with qualified institutional buyers in reliance on Rule 144A under the Securities Act and accredited institutional investors. As a condition of the purchase of Series C Notes by the Initial Purchaser, the Company entered into the Registration Rights Agreement with the Initial Purchaser, which requires, among other things, that the Company file with the Commission a registration statement under the Securities Act with respect to a SUPERtack(TM) offer by the Company to the holders of the Series C Notes and the Series B Notes to issue and deliver to such holders, in exchange for such Old Notes, a like principal amount of Exchange Notes. The Company is required to use its best efforts to cause the Registration Statement relating to the Exchange Offer to be declared effective by the Commission under the Securities Act and commence the Exchange Offer. The Exchange Notes are to be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     On November 12, 1996, the Company sold Series A Notes to the Series A Initial Purchasers. The Series A Initial Purchasers subsequently placed the Series A Notes with qualified institutional buyers in reliance on Rule 144A under the Securities Act and to accredited institutional investors. As a condition to the purchase of the Series A Notes by the Series A Initial Purchasers, the Company entered into a Registration Rights Agreement with the Series A Initial Purchasers which required the Company to file with the Commission a Registration Statement of the Securities Act with respect to an offer by the Company to the holders of the Series A Notes to issue and deliver to such holders, in exchange for the Series A Notes, a like principal amount of Series B Notes. In January 1997, the Company filed a Registration Statement with respect to the Series B Notes, and in February 1997, all Series A Notes were exchanged for registered Series B Notes in an exchange offer pursuant thereto. The Series B Notes are identical in all material respects to the Exchange Notes. The Company is including the Series B Notes in the Exchange Offer to combine both series of notes in order to enhance the liquidity of the Exchange Notes.

     The term "holder" with respect to the Exchange Offer means any person in whose name the Series C Notes or the Series B Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Series B Notes and Series C Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in integral multiples of $1,000 principal amount. On the Exchange Date, the Company will issue for each $1,000 principal amount of Old Notes surrendered to the Company pursuant to the Exchange Offer a like principal amount of Exchange Notes.

     Each holder of Series C Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer is required to make certain representations, including that (i) it is neither an affiliate of the Company nor a broker-dealer tendering Old Notes acquired directly from the Company for its own account, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business and (iii) it is not participating in, and it has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes. In addition, in connection with any resales of Exchange Notes received in exchange for Series C Notes pursuant to the Exchange Offer, any broker-dealer who acquired such Exchange Notes for its own account as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The staff of the SEC has taken the position in no-action letters issued to third parties including Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of Series C Notes) with this Prospectus, as it may be amended or supplemented from time to time. Under the Registration Rights Agreement, the Company is required to allow participating broker-dealers to use this Prospectus, as it may be amended or supplemented from time to time, in connection with the resale of such Exchange Notes. See "Plan of Distribution."

     The Exchange Offer shall be deemed to have been consummated upon the earlier to occur of (i) the Company having exchanged Exchange Notes for all outstanding Old Notes (other than Series C Notes held by a Restricted Holder) pursuant to the Exchange Offer and (ii) the Company having exchanged, pursuant to the Exchange Offer, Exchange Notes for all Old Notes that have been tendered and not withdrawn on the date that is 30 days following the commencement of the Exchange Offer. After such event, holders of Series C Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act.

     As of the date of this Prospectus, $450,000,000 principal amount of Old Notes are issued and outstanding ($300,000,000 of Series B Notes and $150,000,000 of Series C Notes). In connection with the issuance of the Series C Notes, the Company arranged for the Series C Notes to be eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screen based, automated market trading of securities eligible for resale under Rule 144A.

     The Company shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. See "-- Exchange Agent." The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving Exchange Notes from the Company and delivering Exchange Notes to such holders.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date. Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

     This Prospectus, together with the accompanying Letter of Transmittal, is being sent to all registered holders as of the date of this Prospectus.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean                unless the Company, in
its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time. The Company reserves the right
(i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth herein under "-- Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment. Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest from the later of May 15, 1998 and the date of issuance of the Exchange Notes at a rate equal to 9.75% per annum and will be payable semi-annually on May 15 and November 15 of each year commencing November 15, 1998. Interest on the Series C Notes that are tendered in exchange for the Exchange Notes that has accrued from the date of issuance of the Series C Notes (or the most recent Interest Payment Date to which interest on the Series C Notes has been paid), through the Exchange Date and interest on the Series B Notes that are tendered in exchange for the Exchange Notes since the most recent date to which interest on the Series B Notes has been paid through the Exchange Date will be payable on November 15, 1998. Consequently, assuming the Exchange Offer is consummated prior to the record date in respect of the November 15, 1998 interest payment for the Old Notes, holders who exchange their Old Notes for Exchange Notes will receive the same interest payment on November 15, 1998 that they would have received had they not accepted the Exchange Offer. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. The tender by a holder of Old Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such holders. The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company. Only a holder of Old Notes may tender such Old Notes in the Exchange Offer.

     Any beneficial holder whose Old Notes are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on behalf of the registered holder. If such beneficial holder wishes to tender directly, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time. If the Letter of Transmittal is signed by the record holder(s) of the Old Notes tendered thereby, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If the Letter of Transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the Old Notes. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner) who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal and the Exchange Notes are being issued directly to such registered holder (or deposited into the participant's account at DTC) or (ii) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Old Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Old Notes. If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     A tender will be deemed to have been received as of the date when the tendering holder's duly signed Letter of Transmittal accompanied by Old Notes (or a timely confirmation received of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC) or a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against delivery of the Letter of Transmittal (and any other required documents) and the tendered Old Notes (or a timely confirmation received of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC) with the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any conditions of the Exchange Offer or defects or irregularities in tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Old Notes unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date. In addition, the Company reserves the right in its sole discretion to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "-- Termination," to terminate the Exchange Offer and (ii) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will establish an account with respect to the Old Notes at DTC within two business days after the date of this Prospectus, and any financial institution which is a participant in DTC may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal, with any required signature guarantees and any other required documents, must in any case be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at one of its addresses set forth below under "-- Exchange Agent", or the guaranteed delivery procedure described below must be complied with. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in this Prospectus to deposit or delivery of Old Notes shall be deemed to include DTC's book-entry delivery method.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if: (i) the tender is made by or through an Eligible Institution; (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Notes, the registration number or numbers of such Old Notes (if applicable), and the total principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal, together with the Old Notes in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal, together with the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of such a book-entry transfer) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, certain terms and conditions which are summarized below and are part of the Exchange Offer.

     Each holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes, and that such holder is not a Restricted Holder.

     Old Notes tendered in exchange for Exchange Notes (or a timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at
DTC) must be received by the Exchange Agent, with the Letter of Transmittal and any other required documents, by the Expiration Date or within the time periods set forth above pursuant to a Notice of Guaranteed Delivery from an Eligible Institution. Each holder tendering the Old Notes for exchange sells, assigns and transfers the Old Notes to the Exchange Agent, as agent of the Company, and irrevocably constitutes and appoints the Exchange Agent as the holder's agent and attorney-in-fact to cause the Old Notes to be transferred and exchanged. The holder warrants that it has full power and authority to tender, exchange, sell, assign and transfer the Old Notes and to acquire the Exchange Notes issuable upon the exchange of such tendered Old Notes, that the Exchange Agent, as agent of the Company, will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered for exchange are not subject to any adverse claims when accepted by the Exchange Agent, as agent of the Company. The holder also warrants and agrees that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Notes. All authority conferred or agreed to be conferred in the Letter of Transmittal by the holder will survive the death, incapacity or dissolution of the holder and any obligation of the holder shall be binding upon the heirs, personal representatives, successors and assigns of such holder.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date, unless previously accepted for exchange. To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date and prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn

(including, if applicable, the registration number or numbers and total principal amount of such Old Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Old Notes to register the transfer of such Old Notes into the name of the Depositor withdrawing the tender, (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor and
(v) if applicable because the Old Notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different than that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange any Old Notes not theretofore accepted for exchange, and may terminate the Exchange Offer if it determines that the Exchange Offer violates any applicable law or interpretation of the staff of the SEC.

     If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Old Notes and return any Old Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration of the Exchange Offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Old Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Old Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Old Notes, if the Exchange Offer would otherwise expire during such period. Holders of Series C Notes will have certain rights against the Company under the Registration Rights Agreement should the Company fail to consummate the Exchange Offer.

EXCHANGE AGENT

     Chase Bank of Texas, National Association has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                 By Mail:                        By Hand or Overnight Courier:
Chase Bank of Texas, National Association  Chase Bank of Texas, National Association
   ATTN: Frank Ivins -- Registered Bond       ATTN: Frank Ivins -- Registered Bond
                   Events                                    Events
         Personal & Confidential                    Personal & Confidential
              P. O. Box 2320                      1201 Main Street, 18th Floor
         Dallas, Texas 75221-2320                     Dallas, Texas 75202

Facsimile Transmission:     (214) 672-5746;      Confirm by Telephone:     (800)
                                    275-2048

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph or telephone. The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

     The other expenses incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company. The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, Exchange Notes or Old Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the Exchange Notes under generally accepted accounting principles.

                     DESCRIPTION OF SENIOR CREDIT FACILITY

     In November 1996, the Company established a Senior Credit Facility with ING (U.S.) Capital Corporation ("ING") and a syndicate of financial institutions (the "Lenders"), consisting of a $100 million term loan and a $45 million revolving credit facility, which was subsequently increased to $75 million in December 1997. The balance of the term loan of $83 million was repaid with the proceeds of the Series C Offering, and such term loan was terminated.

     The revolving credit facility can be used for general corporate purposes, including capital expenditures for rig refurbishments and upgrades, working capital and standby letters of credit. Availability under the revolving credit facility is subject to certain borrowing base limitations based on eligible accounts receivable and 50% of rig supplies in inventory. All advances to the Company under the revolving credit facility bear interest, at the option of the Company, at prime to prime plus 0.50% or at 1.75% to 2.25% above the one-, two-, three- and six-month reserve-adjusted LIBOR, depending on the percentage of the credit used. The revolving credit facility is guaranteed by the principal subsidiaries of the Company, is secured by substantially all of the assets of the Company and the stock and assets of the Subsidiary Guarantors. The revolving credit contains customary representations and warranties and restricts the Company's ability to, among other things, incur indebtedness, merge or sell assets, pay dividends or other distributions, make investments and capital expenditures, and engage in transactions with affiliates. The revolving credit also requires the Company to maintain a consolidated current ratio of not less than 1 to 1, maintain a consolidated Cash Flow Coverage Ratio (as defined therein) of 1.25 to 1 prior to March 1, 1998 and 1.4 to 1 thereafter, maintain a consolidated Debt-to-Capital Ratio (as defined therein) of not greater than 65% prior to September 1, 1998 and not greater than 60% thereafter. The revolving credit facility matures on December 31, 1999.

     The Company is obligated to pay the Lenders certain fees on the average daily unadvanced portion of the commitment on the revolving credit facility, and certain fees for issuance of letters of credit.

     Future advances under the revolving credit portion of the Senior Credit Facility are conditioned on, among other things, the representations and warranties being true and correct, the delivery of certain opinions and certificates, environmental and insurance reviews and no material changes having occurred in the financial condition, operations or properties of the Company.

                         DESCRIPTION OF EXCHANGE NOTES

GENERAL

     The Exchange Notes will be issued, and the Series C Notes were issued, pursuant to the Indenture between the Company and Chase Bank of Texas, National Association, as trustee (the "Trustee"), dated March 11, 1998. The terms of the Exchange Notes include those stated in the Indenture and, upon effectiveness of the Exchange Offer Registration Statement, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and holders of Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The Indenture and the Registration Rights Agreement are exhibits to the Registration Statement. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

     As used below in this "Description of Exchange Notes," the "Company" means Parker Drilling Company, but not any of its Subsidiaries.

     The Indenture provides for the issuance of up to $450 million principal amount of 9 3/4% Senior Notes due 2006, Series D to permit the Company to issue the Exchange Notes (the Series D Notes) for all of the Series C Notes and Series B Notes. The Indenture also provides the Company the flexibility of issuing additional Notes in the future; however, any issuance of additional Notes would be subject to the covenant described under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." The Series C Notes, any such additional Notes and the Exchange Notes are collectively referred to as the "Notes" in this "Description of Exchange Notes."

     The Exchange Notes will rank senior in right of payment to all Subordinated Indebtedness of the Company. The Exchange Notes will rank pari passu in right of payment with all other senior Indebtedness of the Company, including borrowings under the Senior Credit Facility and the Series B Notes. However, the Exchange Notes will be unsecured obligations of the Company and the borrowings under the Senior Credit Facility are secured by Liens on substantially all of the assets of the Company and its Subsidiaries. As a result, the Indebtedness under the Senior Credit Facility will effectively rank senior to the Exchange Notes to the extent of the security therefor. The Exchange Notes will be unconditionally guaranteed on a senior unsecured basis by the Subsidiary Guarantors. See
"-- Subsidiary Guarantees."

     As of the date of the Indenture, all of the Company's Significant Subsidiaries will be Restricted Subsidiaries. However, certain of the Company's other Subsidiaries were designated as Unrestricted Subsidiaries at the time the Indenture was executed. At November 30, 1997, such Unrestricted Subsidiaries had total assets of approximately $19.1 million. In addition, subject to the requirements of the Indenture, the Company will be able to designate other current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture.

     Any Series C Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in exchange for Series C Notes and Series B Notes in connection with the Exchange Offer, will be treated as a single class of debt securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Notes will mature on November 15, 2006. Interest on the Notes will accrue at the rate of 9.75% per annum and will be payable semi-annually in arrears on November 15 and May 15 commencing on November 15, 1998, to holders of record on the immediately preceding November 1 and May 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

OPTIONAL REDEMPTION

     The Notes will not be redeemable at the Company's option prior to November 15, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the 12-month period beginning on November 15, of the years indicated below:

                           YEAR                             PERCENTAGE
                           ----                             ----------
2001......................................................   104.875%
2002......................................................   103.250%
2003......................................................   101.625%
2004 and thereafter.......................................   100.000%

     Notwithstanding the foregoing, at any time on or prior to November 15, 1999, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued (but disregarding, for this purpose, any Exchange Notes other than additional Notes) at a redemption price of 109.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon to the redemption date, with the net proceeds of a Public Equity Offering; provided that at least 65% of the aggregate principal amount of the Notes originally issued (but disregarding, for this purpose, any Exchange Notes other than additional Notes) remains outstanding immediately after the occurrence of such redemption; and, provided, further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under "-- Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SUBSIDIARY GUARANTEES

     Each of the Company's Significant Subsidiaries (other than any Exempt Foreign Subsidiary, as designated by the Company) on the Issue Date of the Series C Notes and each other Restricted Subsidiary that provides a guarantee under the Senior Credit Facility will become a Subsidiary Guarantor under the Indenture. Each Subsidiary Guarantor will unconditionally guarantee on a senior basis, jointly and severally, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal and interest on the Notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The terms of the Subsidiary Guarantees will provide that, for purposes of such limitations and the applicable fraudulent conveyance laws, any indebtedness of a Subsidiary Guarantor incurred from time to time pursuant to the Senior Credit Facility and secured by a perfected Lien on the assets of such Subsidiary Guarantor (assuming, for purposes of such determination, that the incurrence of any such indebtedness and the granting of any such security interest did not violate any such fraudulent conveyance laws) shall be deemed, to the extent of the value of the assets subject to such Lien, to have been incurred prior to the incurrence by such Subsidiary Guarantor of liability under its Subsidiary Guarantee. See "Risk Factors -- Fraudulent Conveyance."

     The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Company or another Subsidiary Guarantor), whether or not affiliated with such Subsidiary Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) shall execute a Subsidiary Guarantee and deliver an Opinion of Counsel in accordance with the terms of the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; and
(v) such transaction does not violate any of the covenants described under "-- Certain Covenants."

     The Indenture provides that in the event of (i) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary or (ii) a sale or other disposition of all or substantially all of the properties or assets of any Subsidiary Guarantor to a third party or an Unrestricted Subsidiary, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, in either case, in a transaction or manner that does not violate any of the covenants in the Indenture, then such Subsidiary Guarantor (in the event of such a designation or a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor) will be released from and relieved of any obligations under its Subsidiary Guarantee, provided that any Net Proceeds of such sale or other disposition are applied in accordance with the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales," and provided, further, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests that secure, any other Indebtedness of the Company or its Restricted Subsidiaries shall also terminate upon such release, sale or disposition.

     The Indenture provides that (a) if the Company or any of its Restricted Subsidiaries shall, after the Issue Date, (i) transfer or cause to be transferred, any assets, businesses, divisions, real property or equipment having an aggregate fair market or book value in excess of $1 million to any Restricted Subsidiary that is not a Subsidiary Guarantor or (ii) make any Investment having an aggregate fair market or book value in excess of $1 million in any Restricted Subsidiary that is not a Subsidiary Guarantor, or (b) if, after the Issue Date of the Series C Notes, any Restricted Subsidiary that is not a Subsidiary Guarantor shall own any assets or properties having an aggregate fair market or book value in excess of $1 million, then the Company shall cause such Restricted Subsidiary (other than any Exempt Foreign Subsidiary) to execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture. In addition, the Company shall not permit any of its Restricted Subsidiaries, other than a Subsidiary Guarantor, directly or indirectly, to (i) incur, guarantee or secure through the granting of Liens the payment of any Indebtedness of the Company or (ii) pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries to secure the payment of any Indebtedness of the Company, in each case, unless the Company shall cause such Restricted Subsidiary to execute a Subsidiary Guarantee and deliver an opinion of counsel in advance in accordance with the terms of the Indenture.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes on a Business Day (the "Change of Control Payment Date") not more than 60 nor less than 30 days following such Change of Control, pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase all of the Notes then outstanding pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Payment Date.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail or otherwise deliver to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The occurrence of a Change of Control may result in a default under the Senior Credit Facility and give the Lenders the right to require the Company to repay all Indebtedness outstanding thereunder. There can be no assurance that the Company will have available funds sufficient to repay all Indebtedness owing under the Senior Credit Facility or to fund the purchase of the Notes upon a Change of Control. In the event a Change of Control occurs at a time when the Company does not have available funds sufficient to pay for all of the Notes delivered by holders seeking to accept the Company's repurchase offer, an Event of Default would occur under the Indenture.

     The Company is not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any person (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where

(a) the outstanding voting stock of the Company is changed into or exchanged for voting stock of the surviving or resulting Person that is Qualified Capital Stock and (b) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock of the surviving or resulting Person immediately after such transaction; (iii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company; or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are Subordinated Indebtedness or otherwise by their terms subordinated to the Notes or the Subsidiary Guarantees) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of closing such Asset Sale (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 365 days after the receipt of any Net Proceeds from any Asset Sale, the Company may (i) apply all or any of the Net Proceeds therefrom to repay Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary, provided, in each case, that the related loan commitment of any revolving credit facility or other borrowing (if any) is thereby permanently reduced by the amount of such Indebtedness so repaid, or (ii) invest all or any part of the Net Proceeds thereof in properties and other capital assets that replace the properties or other capital assets that were the subject of such Asset Sale or in other properties or other capital assets that will be used in the business of the Company and its Restricted Subsidiaries. Pending the final application of any such Net Proceeds, the Company may temporarily reduce borrowings under any revolving credit facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds equals or exceeds $15 million, the Company will be required to (i) make an offer to purchase (the "Series A/B Asset Sale Offer") the Series B Notes, if any are then outstanding, at a price equal to 100% of the principal amount of the Series B Notes, plus accrued and unpaid interest (ii) in the event that any Excess Proceeds are not applied to a Series B Asset Sale Offer, to make an offer to all holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of any Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     The Company will not permit any Restricted Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Asset Sale Offer following any Asset Sale. The Company will comply with Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

CERTAIN COVENANTS

  Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Affiliate of the Company (other than (A) any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor and (B) Employee Stock Repurchases); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and,

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Series A/B Issue Date (excluding Restricted Payments permitted by clauses (x) and (y) the next succeeding paragraph is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Series A/B Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such

          Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate Net Equity Proceeds (A) received by the Company from the issue or sale, subsequent to the Series A/B Issue Date, of Qualified Capital Stock of the Company or
          (B) of any other Equity Interests or debt securities of the Company that have been issued subsequent to the Series A/B Issue Date and that have been converted into such Qualified Capital Stock (other than any Qualified Capital Stock sold to a Restricted Subsidiary of the Company or issued upon conversion of the Convertible Preferred Stock), plus
          (iii) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary after the Series A/B Issue Date from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued as provided below), plus (iv) $15 million.

     The foregoing provisions will not prohibit any of the following: (w) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (x) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the Net Equity Proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Qualified Capital Stock of the Company (other than any Disqualified Stock); provided that the amount of any such Net Equity Proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (y) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Qualified Capital Stock of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph.

     For purposes of the foregoing provisions, the amount of any Restricted Payment (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, which calculations may be based upon the Company's latest available financial statements.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would be permitted by the provisions of this "Restricted Payments" covenant and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash prior to such designation) in the Restricted Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under paragraph (c) of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair Market Value of such Investments at the time of such designation.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness but excluding any Permitted Indebtedness) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The Indenture also provides that neither the Company nor any Subsidiary Guarantor will, directly or indirectly, in any event incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

  Liens

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind, except for Permitted Liens, upon any of their respective property or assets, whether now owned or acquired after the Issue Date, or any income, profits or proceeds therefrom, to secure (a) any Indebtedness of the Company or such Restricted Subsidiary (if it is not also a Subsidiary Guarantor), unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured, or (b) any Indebtedness of any Subsidiary Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantees are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees. The foregoing covenant will not apply to any Lien securing Acquired Indebtedness, provided that any such Lien extends only to the property or assets that were subject to such Lien prior to the related acquisition by the Company or such Restricted Subsidiary and was not created, incurred or assumed in contemplation of such transaction. The incurrence of additional secured Indebtedness by the Company and its Restricted Subsidiaries is subject to further limitations on the incurrence of Indebtedness as described under "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

  Sale-and-Leaseback Transactions

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale-and-leaseback transaction; provided that the Company or any Restricted Subsidiary, as applicable, may enter into a sale-and-leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-and-leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens," (ii) the gross cash proceeds of such sale-and-leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale-and-leaseback transaction and (iii) the transfer of assets in such sale-and-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

  Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, (a) sell, lease, transfer or otherwise dispose of any of its properties, assets or securities to, (b) purchase or lease any property, assets or securities from, (c) make any Investment in, or (d) enter into or suffer to exist any other transaction or series of related transactions with, or for the benefit of, any Affiliate of the Company unless
(i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable arm's length transaction with an unrelated third party, (ii) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $1 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above, and (iii) with respect to a transaction or series of related transactions involving payments in excess of $5 million, the Company delivers an Officers' Certificate to the Trustee certifying that (A) such transaction or series of related transactions complies with clause (i) above and (B) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company; provided, however, that the foregoing restriction shall not apply to (u) any arrangements in effect on the Series A/B Issue Date, (v) transactions between or among the Company and its Wholly Owned Restricted Subsidiaries, (w) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $1 million outstanding at any one time, (x) indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by bylaw or statutory provisions, (y) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate and (z) the Company's employee compensation and other benefit arrangements.

  Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries

     The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, or other disposition are applied in accordance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company; except, in the case of both clauses (i) and (ii) above, with respect to dispositions or issuances by a Wholly Owned Restricted Subsidiary of the Company as contemplated in clauses (i) and (ii) of the definition of "Wholly Owned Restricted Subsidiary."

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (r) Existing Indebtedness as in effect on the Series A/B Issue Date, (s) the Senior Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refunds, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refunds, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the Series A/B Issue Date, (t) the Indenture, the Series A/B Indenture, the Notes and the Series A/B Notes, (u) applicable law, (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Series A/B Indenture and the Indenture to be incurred, (w) by reason of customary nonassignment provisions in leases entered into in the ordinary course of business and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, (x) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale, (y) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (z) Permitted Refinancing Indebtedness with respect to any indebtedness referred to in clauses (r), (t) and (v) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

  Merger, Consolidation or Sale of Assets

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

  Business Activities

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than (i) the Drilling Business, (ii) such other businesses as the Company or its Restricted Subsidiaries are engaged in on the Series A/B Issue Date and (iii) such other business activities as are reasonably related or incidental thereto.

REPORTS

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms

10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the consolidated financial condition and results of operations of the Company and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all information that would be required to be contained in a filing with the Commission on Form 8-K if the Company were required to file such Form. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with the provisions described under the caption "-- Repurchase at the Option of Holders" or "-- Certain Covenants -- Merger, Consolidation or Sale of Assets"; (iv) failure by the Company for 45 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any Subsidiary Guarantee in accordance with the Indenture); and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of the obligations of itself and the Subsidiary Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, which, taken together, state that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder): (i) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption
"-- Repurchase at the Option of Holders"); (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes; (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"); (viii) alter the ranking of the Notes relative to other Indebtedness of the Company; or (ix) make any change in the foregoing amendment and waiver provisions. In addition, without the consent of holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding, no such amendment, supplement or waiver may amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto.

     Notwithstanding the foregoing, without the consent of any holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder, to secure the Notes pursuant to the requirements of the "Liens" covenant or otherwise or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     Chase Bank of Texas, National Association acts as trustee under the Indenture pursuant to which the Series A/B Notes were issued.

GOVERNING LAW

     The Indenture, the Exchange Notes and the Subsidiary Guarantees provide that they will be governed by the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth in the next paragraph, the Exchange Notes initially will be issued in the form of one or more fully registered global Exchange Notes (collectively, the "Global Exchange Note"). The Global Exchange Note will be deposited on the Exchange Date with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of Cede & Co., as nominee of the Depository (such nominee being referred to herein as the "Global Exchange Note Holder").

     Exchange Notes whose holders elect to take physical delivery of their certificates instead of holding their interests through the Global Exchange Note (and which are thus ineligible to trade through the Depository) will be issued in registered certificated form ("Certificated Exchange Securities").

     The Depository is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depository's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depository's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only thorough the Depository's Participants or the Depository's Indirect Participants.

     The Company expects that pursuant to procedures established by the Depository (i) upon deposit of the Global Exchange Note, the Depository will credit on its internal system, the principal amount of the Exchange Notes of the individual beneficial interests represented by such Global Exchange Note to the respective
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

accounts of exchanging holders who have accounts with the Depository and (ii) ownership of the Exchange Notes evidenced by the Global Exchange Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the Depository's Participants), the Depository's Participants and the Depository's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes evidenced by the Global Exchange Note will be limited to such extent. For certain other restrictions on the transferability of the Series C Notes, see "Transfer Restrictions on Series C Notes."

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole holder under the Indenture of any Notes evidenced by the Global Exchange Note. Beneficial owners of Exchange Notes evidenced by the Global Exchange Note will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depository or for maintaining, supervising or reviewing any records of the Depository relating to the Exchange Notes.

     Payments in respect of the principal of, premium, if any and interest on any Exchange Notes registered in the name of the Global Exchange Note Holder on the applicable record date will be made by the Company through the paying agent to or at the direction of the Global Exchange Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Exchange Notes, including the Global Exchange Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Exchange Notes. The Company believes, however, that it is currently the policy of the Depository to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depository. Payments by the Depository's Participants and the Depository's Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depository's Participants or the Depository's Indirect Participants.

     As long as the Exchange Notes are represented by a Global Exchange Note, the Depository's nominee will be the holder of the Exchange Notes and therefore will be the only entity that can exercise a right to repurchase the Notes. See "-- Certain Covenants" and "-- Repurchase at the Option of Holders." Notice by Participants or Indirect Participants or by owners of beneficial interests in a Global Exchange Note held through such Participants or Indirect Participants of the exercise of the option to elect repurchase of beneficial interests in Exchange Notes represented by Global Exchange Note must be transmitted to the Depository in accordance with its procedures on a form required by the Depository and provided to Participants. In order to ensure that the Depository's nominee will timely exercise a right to repurchase with respect to a particular Exchange Note, the beneficial owner of such Exchange Note must instruct the broker or other Participant or Indirect Participant through which it holds an interest in such Exchange Note to notify the Depository of its desire to exercise a right to repurchase. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other Participant or Indirect Participant through which it holds an interest in an Exchange Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depository. The Company will not be liable for any delay in delivery to the paying agent of notices of the exercise of any option to elect repurchase.

     If (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Exchange Note, Exchange Notes in such form will be issued to each person that the Global Exchange Note Holder and the Depository identify as being the beneficial owner of the related Exchange Notes.

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

     Neither the Company nor the Trustee will be liable for any delay by the Global Exchange Note Holder or the Depository in identifying the beneficial owners of Exchange Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Exchange Note Holder or the Depository for all purposes.

  Same-Day Settlement and Payment

     The Indenture requires that payments in respect of the Exchange Notes represented by the Global Exchange Note (including principal, premium, if any and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Exchange Note Holder. With respect to Certificated Exchange Securities, the Company will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Exchange Notes represented by the Global Exchange Note are expected to trade in the Depository's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depository to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Exchange Securities will also be settled in immediately available funds.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Series D Notes" means any Exchange Notes issued in exchange for Series A/B Notes pursuant to the Exchange Offer.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a sale-and-leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary held by the Company or any other Restricted Subsidiary, (b) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Restricted Subsidiaries, (c) any Event of Loss or (d) any other properties or assets of the Company or any of its Restricted Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable, or properties or assets in the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the "Asset Sales" covenant. For the purposes of this definition, the term "Asset Sale" also shall not include any of the following: (i) any transfer of properties or assets to an Unrestricted Subsidiary, if such transfer is permitted under the "Restricted Payments" covenant described above; (ii) sales of damaged, worn-out or obsolete equipment or
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

assets that, in the Company's reasonable judgment, are either (A) no longer used or (B) no longer useful in the business of the Company or its Restricted Subsidiaries; (iii) any lease of any property entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary is the lessor, except any such lease that provides for the acquisition of such property by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such property is granted; (iv) any trade or exchange by the Company or any Restricted Subsidiary of one or more drilling rigs for one or more other drilling rigs owned or held by another Person, provided that (A) the Fair Market Value of the drilling rig or rigs traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the drilling rig or rigs (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary and (B) such exchange is approved by a majority of the Disinterested Directors of the Company; (v) any transfer by the Company or any Restricted Subsidiary to its customers of drill pipe, tools and associated drilling equipment utilized in connection with a drilling contract for the employment of a drilling rig in the ordinary course of business and consistent with past practice; and (vi) any transfers that, but for this clause (vi), would be Asset Sales, if (A) the Company elects to designate such transfers as not constituting Asset Sales and (B) after giving effect to such transfers, the aggregate Fair Market Value of the properties or assets transferred in such transaction or any such series of related transactions so designated by the Company does not exceed $500,000.

     "Attributable Indebtedness" in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability corporation or similar entity, any membership or other similar interests therein; and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (iii) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-2 by Standard and Poor's Ratings Group (or its successors) or at least P-2 by Moody's Investors Service, Inc. (or its successors); (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; (v) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (ii) above; (vi) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above, provided all such deposits do not exceed $5 million in the aggregate at any one time; (vii) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (ii) above, provided that such deposits and certificates support bond, letter of credit and other similar types of obligations incurred in the ordinary course of business: and (viii) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Rate Protection Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus
(iv) depreciation, amortization (including amortization of goodwill, debt issuance costs and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP but excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, minus (v) any non-cash items increasing the Consolidated Net Income of such Person and its Restricted Subsidiaries during such period (excluding any such items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period commencing subsequent to the Series A/B Issue Date), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other noncash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof that is a Subsidiary Guarantor; (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Series A/B Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time that were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries exposure to fluctuations in foreign currency exchange rates.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

     "Disqualified Stock" means the Convertible Preferred Stock and any other Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

     "Drilling Business" means (i) the drilling for oil, gas or other hydrocarbons, whether offshore or onshore, and whether as an agent or principal, and (ii) any business relating to or arising from drilling for oil, gas or other hydrocarbons, including, without limitation, the rental of drill pipe, tools or other equipment.

     "Employee Stock Repurchases" means purchases by the Company of any of its Capital Stock from employees for the purpose of permitting such employees to pay personal income tax obligations with the proceeds, provided that the aggregate amount of all such purchases shall not exceed $500,000 during any fiscal year of the Company.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Loss" means, with respect to any drilling rig or similar or related property or asset of the Company or any Restricted Subsidiary, (i) any damage to such drilling rig or similar or related property or asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss or (ii) the confiscation, condemnation or requisition of title to such drilling rig or similar or related property or asset by any government or instrumentality or agency thereof. An Event of Loss shall be deemed to occur as of the date of the insurance settlement, confiscation, condemnation or requisition of title, as applicable.

     "Exchange Notes" means the Company's 9.75% Senior Notes due 2006, Series D issued in exchange for the Series C Notes pursuant to an Exchange Offer and shall also include any Additional Series D Notes.

     "Exempt Foreign Subsidiary" means (i) any Restricted Subsidiary engaged in the Drilling Business exclusively outside the United States of America, irrespective of its jurisdiction of incorporation and (ii) any other Restricted Subsidiary whose assets (excluding any cash and Cash Equivalents) consist exclusively of

Capital Stock or Indebtedness of one or more Restricted Subsidiaries described in clause (i) of this definition, that, in any case, is so designated by the Company in an Officers' Certificate delivered to the Trustee and (a) is not a guarantor of, and has not granted any Lien to secure, the Senior Credit Facility or any other Indebtedness of the Company or any Restricted Subsidiary other than another Exempt Foreign Subsidiary and (b) does not have total assets that, when aggregated with the total assets of any other Exempt Foreign Subsidiary, exceed 10% of the Company's consolidated total assets, as determined in accordance with GAAP, as reflected on the Company's most recent quarterly or annual balance sheet. The Company may revoke the designation of any Exempt Foreign Subsidiary by notice to the Trustee.

     "Existing Indebtedness" means up to $8 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the Series A/B Issue Date, until such amounts are repaid.

     "Fair Market Value" means, with respect to any asset or Investment, the fair market value of such asset or Investment at the time of the event requiring such determination, and, with respect to any assets or Investment in excess of $5 million (other than cash or Cash Equivalents) as determined by a reputable appraisal firm that is, in the reasonable judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and independent with respect to the Company.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense (net of any interest income) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding amortization of debt issuance costs and including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Rate Protection Obligations); (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;
(iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and (iv) the product of (A) all cash dividend payments (and noncash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person, to the extent such preferred stock is owned by Persons other than such Person or its Restricted Subsidiaries, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions of businesses that have been made by the referent Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period; (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed

Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     The term "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, "guarantee" has a corresponding meaning.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any obligations in respect of Currency Hedge Obligations or Interest Rate Protection Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit, Currency Hedge Obligations and Interest Rate Protection Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person.

     "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's or any of its Subsidiaries exposure to fluctuations in interest rates.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that the following shall not constitute Investments: (i) an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company, (ii) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (iii) Interest Rate Protection Obligations and Currency Hedge Obligations, but only to the extent that the same constitute Permitted Indebtedness, and (iv) endorsements of negotiable instruments and documents in the ordinary course of business. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

     "Issue Date" means the date on which the Series C Notes were first issued under the Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement).

     "Net Equity Proceeds" means (i) in the case of any sale by the Company of Qualified Capital Stock of the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in other property (valued as determined reasonably and in good faith by the Board of Directors of the Company, as evidenced by a written resolution of said Board of Directors, at the fair market value thereof at the time of receipt) and (ii) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Restricted Subsidiary for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holders of such Indebtedness to the Company or to any Wholly Owned Restricted Subsidiary of the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in the case of each of clauses (i) and (ii) to the extent consummated after the Series A/B Issue Date.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), other than any gains associated with reimbursements for lost or damaged rental tools in the ordinary course of business, together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or other sale of assets or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss); and (iii) any interest income, together with any related provision for taxes on such interest income.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Senior Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale, amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable (as a Subsidiary Guarantor or otherwise), or (C) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Non-Recourse Purchase Money Indebtedness" means Indebtedness or that portion of Indebtedness of the Company or any Restricted Subsidiary incurred in connection with the acquisition by the Company or such Restricted Subsidiary, subsequent to the Series A/B Issue Date, of any property or assets and as to which (i) the holders of such Indebtedness agree that they will look solely to the property or assets so acquired (or, in the case of the acquisition of all of the outstanding Capital Stock of a Person, the underlying properties and assets of such Person at the time of such acquisition, including proceeds thereof) and securing such Indebtedness for payment on or in respect of such Indebtedness, and neither the Company nor any Restricted Subsidiary (a) provides credit support, including any undertaking, agreement or instrument which would constitute Indebtedness or (b) is directly or indirectly liable for such Indebtedness, and (ii) no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms thereof, any holder of any Indebtedness of the Company or a Restricted Subsidiary to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and, provided, however, that any portion of the purchase price of such property or assets that is not financed through the incurrence of such Indebtedness, shall be deemed to be a "Restricted Investment" under the Indenture, and shall only be permitted to be expended by the Company or any Restricted Subsidiary to the extent that the Company would be permitted to make a Restricted Payment in such amount under the terms of the covenant described above under "-- Certain Covenants -- Restricted Payments."

     "Permitted Indebtedness" means any of the following:

          (i) Indebtedness (and any guarantee thereof) under the Revolving Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $50 million, less any amounts derived from Asset Sales and applied to the permanent reduction of the Indebtedness thereunder as contemplated by the covenant described above under the caption "Repurchase at the Option of Holders -- Asset Sales" or
     (B) the sum of (1) 80% of the Company's Eligible Accounts Receivable (as defined in for purposes of the Revolving Credit Facility) and (2) 50% of the rig materials and supplies of the Company and its Restricted Subsidiaries determined in accordance with GAAP (the "Maximum Bank Facility Amount"), and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancing or replacements (each, for purposes of this clause (i), a "refinancing") thereof, including any successive refinancing thereof, so long as the aggregate principal amount of any such new Indebtedness, together with the aggregate principal amount of all other Indebtedness outstanding pursuant to this clause (i), shall not at any one time exceed the Maximum Bank Facility Amount;

          (ii) Indebtedness under the Series A/B Notes, the Series C Notes issued on the Issue Date and the Exchange Notes;

          (iii) Indebtedness under the Term Credit Facility, any Existing Indebtedness, and any Indebtedness under Letters of Credit existing on the Series A/B Issue Date;

          (iv) Indebtedness under Interest Rate Protection Obligations, provided that (A) such Interest Rate Protection Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by the initial paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, and (B) the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate;

          (v) Indebtedness under Currency Hedge Obligations, provided that (A) such Currency Hedge Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by the initial paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant or to the foreign currency cash flows reasonably expected to be generated by the Company and its Restricted Subsidiaries, and (B) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of such Indebtedness and the amount of such foreign currency cash flows to which such Currency Hedge Obligations relate;

          (vi) the Subsidiary Guarantees of the Series A/B Notes, the Series C Notes issued on the Issue Date, any additional Notes subsequently issued, but only to the extent that the Indebtedness represented by such additional Notes is otherwise permitted under the Indenture, and the Exchange Notes (and any assumption of the obligations guaranteed thereby);

          (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary of the Company to the Company or a Wholly Owned Restricted Subsidiary, provided, however, that upon any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Restricted Subsidiary), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of the initial paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant at the time the Wholly Owned Restricted Subsidiary in question ceased to be a Wholly Owned Restricted Subsidiary or the time such subsequent transfer occurred;

          (viii) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

          (ix) the incurrence by the Company or its Restricted Subsidiaries of Non-Recourse Purchase Money Indebtedness;

          (x) any Permitted Refinancing Indebtedness incurred by the Company or a Restricted Subsidiary of any Indebtedness incurred pursuant to clause
     (ii) or (iii) of this definition, including any successive refinancing by the Company or such Restricted Subsidiary; and

          (xi) any additional Indebtedness in an aggregate principal amount not in excess of $30 million at any one time outstanding and any guarantee thereof.

     "Permitted Investments" means any of the following: (i) Investments in Cash Equivalents; (ii) Investments in the Company or any of its Wholly Owned Restricted Subsidiaries; (iii) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (A) such other Person becomes a Wholly Owned Restricted Subsidiary or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties and assets to, the Company or a Wholly Owned Restricted Subsidiary; (iv) Investments permitted under the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales";
(v) Investments made in the ordinary course of business in prepaid expenses, lease, utility, workers' compensation, performance and other similar deposits;
(vi) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to debt owing to the Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary, provided that any stocks, obligations or securities received in settlement of debts that arose in the ordinary course of business (and received other than as a result of bankruptcy or insolvency proceedings or upon foreclosure, perfection or enforcement of any Lien) that are, within 30 days of receipt, converted into cash or Cash Equivalents shall be treated as having been cash or Cash Equivalents at the time received; and (vii) other Investments in joint ventures, corporations, limited liability companies or partnerships formed with or organized by third Persons, which joint ventures, corporations, limited liability companies or partnerships, engage in the Drilling Business and are not Unrestricted Subsidiaries at the time of such Investment, provided such Investments do not, in the aggregate, exceed $12 million.

     "Permitted Liens" means the following types of Liens:

          (a) Liens existing as of the Series A/B Issue Date;

          (b) Liens securing the Series A/B Notes, the Notes, the Exchange Notes or the Subsidiary Guarantees;

          (c) Liens in favor of the Company;

          (d) Liens securing Indebtedness that constitutes Permitted Indebtedness pursuant to clause (i) or (iii) of the definition of Permitted Indebtedness;

          (e) Liens for taxes, assessments and governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (f) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (g) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (h) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

          (i) any interest or title of a lessor under any Capital Lease Obligation or operating lease;

          (j) Liens securing Non-Recourse Purchase Money Indebtedness and other purchase money Liens; provided, however, that (i) the related Non-Recourse Purchase Money Indebtedness or other purchase money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired and any proceeds therefrom and (ii) the Lien securing any such Indebtedness shall be created within 90 days of such acquisition;

          (k) Liens securing obligations under or in respect of either Currency Hedge Obligations or Interest Rate Protection Obligations;

          (l) Liens upon specific items of inventory or other goods of any Person securing such Person's obligations in respect of bankers acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (m) Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

          (n) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; and

          (o) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development or operation thereof.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) with respect to any such Indebtedness of the Company being extended, refinanced, renewed, replaced, defeased or refunded, such Permitted Refinancing Indebtedness shall not be incurred by any Restricted Subsidiary.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Public Equity Offering" means an underwriter offer and sale of common stock of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Restricted Investment" means (without duplication) (i) the designation of a Subsidiary as an Unrestricted Subsidiary in the manner described in the definition of Unrestricted Subsidiary, (ii) any Investment other than a Permitted Investment and (iii) any amount constituting a "Restricted Investment" as contemplated in the definition of "Non-Recourse Purchase Money Indebtedness."

     "Revolving Credit Facility" means the revolving loan facility under the Senior Credit Facility.

     "Series A/B Indenture" means the Indenture dated as of November 12, 1996 between the Company and Chase Bank of Texas National Association (formerly Texas Commerce Bank, National Association), as Trustee, providing for the issuance of the Series A/B Notes in the aggregate principal amount of $300 million, as such may be amended and supplemented from time to time.

     "Series A/B Issue Date" means November 12, 1996, the date on which the Series A/B Notes were originally issued under the Series A/B Indenture.

     "Series A/B Notes" means the Company's 9.75% Senior Notes due 2006, Series B issued pursuant to the Series A/B Indenture, as such may be amended or supplemented from time to time.

     "Senior Credit Facility" means, collectively, the Revolving Credit Agreement and the Term Loan Agreement, each dated as of November 8, 1996, among the Company, ING (U.S.) Capital Corporation ("ING") and the other lenders identified therein, and ING, as agent, each as amended, modified, supplemented, extended, restated, or renewed from time to time.

     "Significant Subsidiary" means any (a) Subsidiary that would be a significant subsidiary as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof and (b) any other Subsidiary that contributed more than 10% of the Company's Consolidated Cash Flow for the most recent four fiscal quarters for which financial statements are available.

     "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor that is expressly subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, including, without limitation, the 5.50% Convertible Subordinated Notes due 2004 of the Company.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantee" means any guarantee of the Notes by any Subsidiary Guarantor in accordance with the provisions described under "-- Subsidiary Guarantees."

     "Subsidiary Guarantors" means each of (i) the Company's Significant Subsidiaries on the Issue Date (other than any Exempt Foreign Subsidiary, as designated by the Company) or any other Restricted Subsidiary that provides a guarantee under the Senior Credit Facility, (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and (iii) their respective successors and assigns, as required under the Indenture.

     "Term Credit Facility" means the term loans under the Senior Credit Facility in an aggregate amount not to exceed $100 million, less any amounts derived from Asset Sales and applied to the permanent reduction of Indebtedness thereunder as contemplated by the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

     "Unrestricted Subsidiary" means any Subsidiary (or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors; but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Indebtedness;
(ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," and
(ii) no Default or Event of Default would be in existence following such designation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interests in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

     "Wholly Owned Subsidiary" means any Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interests in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Subsidiary.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Exchange Notes which may be relevant to a holder or prospective purchaser of one or more of such Exchange Notes. The tax consequences to a holder of the Exchange Notes may vary depending upon the particular situation of such holder. The legal conclusions expressed in this summary are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations ("Regulations"), judicial authority and administrative rulings and practice, all as in effect as of the date of this Prospectus, and all of which are subject to change, either prospectively or retroactively. These authorities are subject to various interpretations and it is therefore possible that the tax treatment of the Exchange Notes may differ from the treatment described below. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders.

     This summary deals only with persons who will hold the Exchange Notes as capital assets, and does not address tax considerations applicable to investors who may be subject to special tax rules, such as financial institutions, tax exempt organizations, insurance companies, foreign persons, dealers in securities or currencies, persons who hold Exchange Notes as a hedge or as a position in a "straddle" for tax purposes, and persons who have a "functional currency" other than the U.S. dollar. In addition, the following summary is limited to the United States federal income tax consequences relevant to a U.S. Holder of the Exchange Notes. A U.S. Holder of an Exchange Note means a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the U.S. or any political subdivision thereof, or a person otherwise subject to U.S. federal income tax on a net income basis. In addition, the description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

     PERSONS CONSIDERING THE ACQUISITION OF EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS.

PAYMENT OF INTEREST

     Subject to the discussions of amortizable bond premium below, interest on an Exchange Note generally will be includable in the income of a Holder as ordinary income at the time such interest is received or accrued, in accordance with such Holder's method of accounting for United States federal income tax purposes.

AMORTIZABLE BOND PREMIUM

     Generally, if the tax basis of an obligation held as a capital asset (in the case of the Exchange Notes, the initial purchase price of the Old Note exchanged for such Exchange Note) exceeds the amount payable at maturity of the obligation, such excess will constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method and deduct over the period from his acquisition date to the obligation's maturity date (or to an earlier call date, if the use of such a date results in a smaller amount of amortizable bond premium). A holder who elects to amortize bond premium must reduce his tax basis in the related obligation by the amount of the aggregate deductions allowable for amortizable bond premium. Amortizable bond premium will be treated under the Code as an offset to interest income on the related debt instrument for federal income tax purposes, subject to the promulgation of Treasury Regulations altering such treatment.

EXCHANGE OFFER

     Pursuant to the Regulations, the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer should not constitute a significant modification of the terms of the Old Notes, and, accordingly, such exchange should be treated as a "non-event" for federal income tax purposes. Therefore, such exchange should have no federal income tax consequences to Holders of Old Notes.

SALES, EXCHANGE OR RETIREMENT OF NOTES

     Upon the sale, exchange or retirement (including redemption) of an Exchange Note, other than the exchange of an Old Note for an Exchange Note (see
"-- Exchange Offer" above), a holder of an Exchange Note generally will recognize gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale, exchange or retirement of the Exchange Note (other than in respect of accrued and unpaid interest on the Exchange Note, which such amounts are treated as ordinary interest income) and such holder's adjusted tax basis in the Exchange Note. Such gain or loss will generally be capital gain or loss, and will generally be long-term capital gain if the Exchange Note is held for more than 12 months. For individuals, long term capital gains generally are subject to a maximum tax rate of 28% (20% for assets held more than 18 months). The deductibility of capital losses is subject to limitations.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting requirements will apply to interest payments on the Exchange Notes made to Holders other than certain exempt recipients (such as corporations) and to proceeds realized by such Holders on dispositions of Exchange Notes. A 31% backup withholding tax will apply to such amounts only if the Holder: (i) fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after request therefor, (ii) furnishes an incorrect TIN, (iii) fails to report properly interest or dividend income, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that is not subject to backup withholding. Any amount withheld from a payment to a Holder under the backup withholding rules is allowable as a refund or as a credit against such Holder's federal income tax liability, provided that the required information is furnished to the Service. Holders of Exchange Notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes in exchange for Series C Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Series C Notes where such Series C Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 180 days after consummation of the Exchange Offer, or such shorter period as will terminate when all Series C Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for Exchange Notes and resold by such broker-dealers. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received in exchange for Series C Notes pursuant to the Exchange Offer by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer in exchange for Series C Notes pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. For a period of 180 days after consummation of the Exchange Offer, or such shorter period as will terminate when all Series C Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for Exchange Notes and resold by such broker-dealers, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed in the Registration Rights Agreement to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

                    TRANSFER RESTRICTIONS ON SERIES C NOTES

     The Series C Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Series C Notes were offered and sold by the Initial Purchaser only (1) to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A and (2) to a limited number of other institutional "Accredited Investors" (as defined in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act) that, prior to their purchase of any Series C Notes, delivered to the Initial Purchaser a letter containing certain representations and agreements.

     Each purchaser of Series C Notes, by its acceptance thereof, is deemed to have acknowledged, represented and agreed as follows:

          (1) it was purchasing the Series C Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a Qualified Institutional Buyer or an Accredited Investor, in each case for investment and not with a view to distribution;

          (2) the Series C Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

          (3) if it should resell or otherwise transfer the Series C Notes within two years after the original issuance of the Series C Notes, it will do so only (a) to the Company or any of its subsidiaries, (b) inside the United States to a Qualified Institutional Buyer in compliance with Rule 144A, (c) inside the United States to an Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Series C Notes (the form of which letter can be obtained from such Trustee), (d) outside the United States in compliance with Rule 904 of Regulation S under the Securities Act, (e) pursuant to Rule 144 under the Securities Act, or (f) pursuant to an effective registration statement under the Securities Act;

          (4) it will give to each transferee of the Series C Notes notice of any restrictions on transfer of such Series C Notes;

          (5) none of the Company or the Initial Purchaser or any person representing the Company or the Initial Purchaser has made any representation to it with respect to the Company or the offering or sale of any Series C Notes, other than the information contained in the Offering Circular dated March 5, 1998, provided in connection with the sale of the Series C Notes, which has been delivered to it and upon which it is relying in making its investment decision with respect to the Series C Notes; accordingly, it acknowledges that no representation or warranty is made by the Company or the Initial Purchaser as to the accuracy or completeness of such materials;

          (6) it has had access to such financial and other information concerning the Company and the Series C Notes as it has deemed necessary in connection with its decision to purchase the Series C Notes, including an opportunity to ask questions of and request information from the Company and the Initial Purchaser;

          (7) the Trustee will not be required to accept for registration of transfer any Series C Notes acquired by it, except upon presentation of evidence satisfactory to the Company and the Trustee that the restrictions set forth herein have been complied with;

          (8) the Company, the Trustee, the Initial Purchaser and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of the Series C Notes are no longer accurate, it shall promptly notify the Initial Purchaser; and

          (9) if it is acquiring the Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each account.

     Each Accredited Investor that is an original purchaser of the Series C Notes from the Initial Purchaser was required to sign an agreement to the foregoing effect.

     Each certificate representing the Series C Notes bears the following legend:

     "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITU-

     TIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

     Any Series C Notes not exchanged in the Exchange Offer for Exchange Notes will remain subject to the transfer restrictions described above.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the Exchange Notes offered hereby will be passed upon for the Company by Vinson & Elkins L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated balance sheets of Parker Drilling Company and subsidiaries (the "Company") as of August 31, 1997 and 1996, and the consolidated statements of operations, redeemable preferred stock and stockholders' equity, and cash flows for each of the three years in the period ended August 31, 1997, incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting. With respect to the unaudited interim financial information for the periods ended November 30, 1997 and 1996, incorporated by reference in this Prospectus, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Company's quarterly report on Form 10-Q for the quarter ended November 30, 1997, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provision of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Section 7 or Section 11 of the Securities Act.

     The combined balance sheets of Mallard Bay Drilling Division of EVI, Inc. as of December 31, 1995 and 1994 and the combined statements of income, equity investments and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The balance sheets of Quail Tools, Inc. as of December 31, 1995 and 1994 and the related statements of earnings and retained earnings and cash flows for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to the adoption in 1994 of the method of accounting for certain investments in debt and equity securities prescribed by Statement of Financial Accounting Standards No. 115.

     The balance sheet of Hercules Offshore Corporation as of December 31, 1996 and the related statement of income (loss), shareholder's equity and cash flows of the Predecessor Company as restated for the four months ended April 30, 1996 and the statement of income, shareholder's equity and cash flows of Hercules Offshore Corporation for the eight months ended December 31, 1996, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, which report is incorporated by reference herein in reliance upon the authority of Arthur Andersen LLP as experts in accounting and auditing in giving said report.

     The balance sheet of Hercules Rig Corp. as of December 31, 1996 and the related statements of income, shareholder's equity and cash flows for the year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants as indicated in their report with respect thereto, which report is incorporated by reference herein in reliance upon the authority of Arthur Andersen LLP as experts in accounting and auditing in giving said report.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's By-Laws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Company, to the full extent authorized by the Delaware General Corporation Law. Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. The Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit. The Company is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the Company's expense, against certain liabilities which might arise out of their employment and are not subject to indemnification under the By-Laws. The foregoing summaries are necessarily subject to the complete text of the statute, Certificate of Incorporation, By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 21. EXHIBITS AND FINANCIAL SCHEDULES

     The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are so indicated by parenthetical information.

        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
           3.1           -- Restated Certificate of Incorporation of the Company
                            (incorporated by reference to Exhibit 3(a) to Annual
                            Report on Form 10-K for the year ended August 31, 1989,
                            as amended by Form 8 dated December 27, 1989).
           3.2           -- By-Laws of the Company (incorporated by reference to
                            Exhibit 3(b) to annual Report on Form 10-K for the year
                            ended August 31, 1992, as amended by Form 8 dated
                            February 18, 1993).

        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
           4.1           -- Indenture dated as of November 12, 1996 among the
                            Company, as issuer, certain Subsidiary Guarantors (as
                            defined therein) and Chase Bank of Texas, National
                            Association f/k/a Texas Commerce Bank National
                            Association, as trustee (incorporated by reference to
                            Exhibit 4.3 the Registration Statement on Form S-4 dated
                            January 6, 1997).
           4.2*          -- First Supplemental Indenture dated as of April 1, 1997
                            among the Company, as issuer, certain Subsidiary
                            Guarantors (as defined therein) and Chase Bank of Texas,
                            National Association f/k/a Texas Commerce Bank National
                            Association, as trustee.
           4.3*          -- Second Supplemental Indenture dated as of May 30, 1997
                            among the Company, as issuer, certain Subsidiary
                            Guarantors (as defined therein) and Chase Bank of Texas,
                            National Association f/k/a Texas Commerce Bank National
                            Association, as trustee.
           4.4*          -- Third Supplemental Indenture dated as of March 13, 1998 among the Company, as issuer, certain Subsidiary
                            Guarantors (as defined therein) and Chase Bank of Texas,
                            National Association f/k/a Texas Commerce Bank National
                            Association, as trustee.
           4.5*          -- Indenture dated as of March 11, 1998 among the Company, as issuer, certain Subsidiary Guarantors (as defined
                            therein) and Chase Bank of Texas, National Association,
                            as trustee.
           4.6*          -- Registration Rights Agreement dated as of March 11, 1998 by and among the Company, certain Subsidiary Guarantors
                            (as defined therein) and Jefferies & Company, Inc.
           5.1*          -- Opinion of Vinson & Elkins L.L.P.
          23.1*          -- Consent of Coopers & Lybrand L.L.P.
          23.2*          -- Consent of Arthur Andersen LLP.
          23.3*          -- Consent of Arthur Andersen LLP.
          23.4*          -- Consent of KPMG Peat Marwick LLP.
          23.5*          -- Consent of Vinson & Elkins L.L.P. (included in Exhibit
                            5.1).
          24.1*          -- Powers of Attorney (included on the signature pages of
                            this Registration Statement).
          25.1*          -- Statement of Eligibility of Chase Bank of Texas, National
                            Association.
          99.1*          -- Form of Letter of Transmittal.

---------------

*    Filed herewith

ITEM 22. UNDERTAKINGS

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998.

                                            PARKER DRILLING COMPANY

                                            By:  /s/ ROBERT L. PARKER JR.

                                              ----------------------------------
                                                     Robert L. Parker Jr.
                                                President and Chief Executive
                                                            Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                /s/ ROBERT L. PARKER                   Chairman of the Board                 March 31, 1998
-----------------------------------------------------
                  Robert L. Parker

              /s/ ROBERT L. PARKER JR.                 President, Chief Executive Officer    March 31, 1998
-----------------------------------------------------    and Director (Principal
                Robert L. Parker Jr.                     Executive Officer)

                  /s/ JAMES W. LINN                    Executive Vice President, Chief       March 31, 1998
-----------------------------------------------------    Operating Officer and Director
                    James W. Linn

              /s/ BERNARD DUROC-DANNER                 Director                              March 31, 1998
-----------------------------------------------------
                Bernard Duroc-Danner

                  /s/ DAVID L. FIST                    Director                              March 31, 1998
-----------------------------------------------------
                    David L. Fist

                /s/ EARNEST F. GLOYNA                  Director                              March 31, 1998
-----------------------------------------------------
                  Earnest F. Gloyna

              /s/ R. RUDOLPH REINFRANK                 Director                              March 31, 1998
-----------------------------------------------------
                R. Rudolph Reinfrank

                 /s/ JAMES J. DAVIS                    Senior Vice President -- Finance      March 31, 1998
-----------------------------------------------------    and Chief Financial Officer
                   James J. Davis                        (Principal Financial and
                                                         Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998.

                                            PARKER DRILLING COMPANY OF
                                              OKLAHOMA, INCORPORATED

                                            By:   /s/ THOMAS L. WINGERTER

                                              ----------------------------------
                                                     Thomas L. Wingerter
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ THOMAS L. WINGERTER                 Director                              March 31, 1998
-----------------------------------------------------
                 Thomas L. Wingerter

               /s/ I. E. HENDRIX, JR.                  Director                              March 31, 1998
-----------------------------------------------------
                 I. E. Hendrix, Jr.

              /s/ LESLIE D. ROSENCUTTER                Director                              March 31, 1998
-----------------------------------------------------
                Leslie D. Rosencutter

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Odessa, the State of Texas, on March 31, 1998.

                                            PARKER TECHNOLOGY, INC.

                                            By:      /s/ JOE N. BROWN

                                              ----------------------------------
                                                         Joe N. Brown
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                  /s/ JOE N. BROWN                     Director                              March 31, 1998
-----------------------------------------------------
                    Joe N. Brown

                /s/ DAVID L. HOLLAND                   Director                              March 31, 1998
-----------------------------------------------------
                  David L. Holland

                 /s/ KENNETH R. HOIT                   Director                              March 31, 1998
-----------------------------------------------------
                   Kenneth R. Hoit

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998.

                                            PARKER DRILLING COMPANY
                                              INTERNATIONAL LIMITED

                                            By:      /s/ JOHN R. GASS

                                              ----------------------------------
                                                         John R. Gass
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                  /s/ JOHN R. GASS                     Director                              March 31, 1998
-----------------------------------------------------
                    John R. Gass

               /s/ I. E. HENDRIX, JR.                  Director                              March 31, 1998
-----------------------------------------------------
                 I. E. Hendrix, Jr.

              /s/ LESLIE D. ROSENCUTTER                Director                              March 31, 1998
-----------------------------------------------------
                Leslie D. Rosencutter

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998.

                                            CHOCTAW INTERNATIONAL RIG CORP.

                                            By:   /s/ THOMAS L. WINGERTER

                                              ----------------------------------
                                                     Thomas L. Wingerter
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ THOMAS L. WINGERTER                 Director                              March 31, 1998
-----------------------------------------------------
                 Thomas L. Wingerter

                /s/ I.E. HENDRIX, JR.                  Director                              March 31, 1998
-----------------------------------------------------
                 I. E. Hendrix, Jr.

              /s/ LESLIE D. ROSENCUTTER                Director                              March 31, 1998
-----------------------------------------------------
                Leslie D. Rosencutter

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998.

                                            PARKER DRILLING COMPANY LIMITED

                                            By:   /s/ THOMAS L. WINGERTER

                                              ----------------------------------
                                                     Thomas L. Wingerter
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ THOMAS L. WINGERTER                 Director                              March 31, 1998
-----------------------------------------------------
                 Thomas L. Wingerter

               /s/ I. E. HENDRIX, JR.                  Director                              March 31, 1998
-----------------------------------------------------
                 I. E. Hendrix, Jr.

              /s/ LESLIE D. ROSENCUTTER                Director                              March 31, 1998
-----------------------------------------------------
                Leslie D. Rosencutter

(NEVADA)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998.

                                            PARKER DRILLING COMPANY LIMITED

                                            By:   /s/ THOMAS L. WINGERTER

                                              ----------------------------------
                                                     Thomas L. Wingerter
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ THOMAS L. WINGERTER                 Director                              March 31, 1998
-----------------------------------------------------
                 Thomas L. Wingerter

               /s/ I. E. HENDRIX, JR.                  Director                              March 31, 1998
-----------------------------------------------------
                 I. E. Hendrix, Jr.

              /s/ LESLIE D. ROSENCUTTER                Director                              March 31, 1998
-----------------------------------------------------
                Leslie D. Rosencutter

(OKLAHOMA)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998.

                                            PARKER DRILLING COMPANY OF
                                              NEW GUINEA, INC.

                                            By:    /s/ T. BRUCE BLACKMAN

                                              ----------------------------------
                                                      T. Bruce Blackman
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                        TITLE                         DATE
                      ---------                                        -----                         ----

                /s/ T. BRUCE BLACKMAN                  Director                                 March 31, 1998
-----------------------------------------------------
                  T. Bruce Blackman

                   /s/ EVELYN ONA                      Director                                 March 31, 1998
-----------------------------------------------------
                     Evelyn Ona

                /s/ ROBERT A. WAGNER                   Director                                 March 31, 1998
-----------------------------------------------------
                  Robert A. Wagner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998

                                            PARKER DRILLING COMPANY
                                              NORTH AMERICA, INC.

                                            By:   /s/ THOMAS L. WINGERTER

                                              ----------------------------------
                                                     Thomas L. Wingerter
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ THOMAS L. WINGERTER                 Director                              March 31, 1998
-----------------------------------------------------
                 Thomas L. Wingerter

               /s/ I. E. HENDRIX, JR.                  Director                              March 31, 1998
-----------------------------------------------------
                 I. E. Hendrix, Jr.

              /s/ LESLIE D. ROSENCUTTER                Director                              March 31, 1998
-----------------------------------------------------
                Leslie D. Rosencutter

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998.

                                            PARKER DRILLING U.S.A. LTD.

                                            By:   /s/ THOMAS L. WINGERTER

                                              ----------------------------------
                                                     Thomas L. Wingerter
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ THOMAS L. WINGERTER                 Director                              March 31, 1998
-----------------------------------------------------
                 Thomas L. Wingerter

               /s/ I. E. HENDRIX, JR.                  Director                              March 31, 1998
-----------------------------------------------------
                 I. E. Hendrix, Jr.

              /s/ LESLIE D. ROSENCUTTER                Director                              March 31, 1998
-----------------------------------------------------
                Leslie D. Rosencutter

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Odessa, the State of Texas, on March 31, 1998.

                                            VANCE SYSTEMS ENGINEERING, INC.

                                            By:      /s/ JOE N. BROWN

                                              ----------------------------------
                                                         Joe N. Brown
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                  /s/ JOE N. BROWN                     Director                              March 31, 1998
-----------------------------------------------------
                    Joe N. Brown

               /s/ THOMAS L. WINGERTER                 Director                              March 31, 1998
-----------------------------------------------------
                 Thomas L. Wingerter

              /s/ LESLIE D. ROSENCUTTER                Director                              March 31, 1998
-----------------------------------------------------
                Leslie D. Rosencutter

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998.

                                            DGH, INC.

                                            By:   /s/ THOMAS L. WINGERTER

                                              ----------------------------------
                                                     Thomas L. Wingerter
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ THOMAS L. WINGERTER                 Director                              March 31, 1998
-----------------------------------------------------
                 Thomas L. Wingerter

               /s/ I. E. HENDRIX, JR.                  Director                              March 31, 1998
-----------------------------------------------------
                 I. E. Hendrix, Jr.

              /s/ LESLIE D. ROSENCUTTER                Director                              March 31, 1998
-----------------------------------------------------
                Leslie D. Rosencutter

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998.

                                            MALLARD BAY DRILLING, LLC

                                            By:  /s/ ROBERT L. PARKER JR.

                                              ----------------------------------
                                                     Robert L. Parker Jr.
                                                President and Chief Executive
                                                            Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ THOMAS L. WINGERTER                 Director of Parker Drilling U.S.A.    March 31, 1998
-----------------------------------------------------    Ltd.
                 Thomas L. Wingerter

               /s/ I. E. HENDRIX, JR.                  Director of Parker Drilling U.S.A.    March 31, 1998
-----------------------------------------------------    Ltd.
                 I. E. Hendrix, Jr.

              /s/ LESLIE D. ROSENCUTTER                Director of Parker Drilling U.S.A.    March 31, 1998
-----------------------------------------------------    Ltd.
                Leslie D. Rosencutter

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998.

                                            QUAIL TOOLS, LLP

                                            By:      /s/ JAMES W. LINN

                                              ----------------------------------
                                                        James W. Linn
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ THOMAS L. WINGERTER                 Director of Parker Drilling U.S.A.    March 31, 1998
-----------------------------------------------------    Ltd.
                 Thomas L. Wingerter

               /s/ I. E. HENDRIX, JR.                  Director of Parker Drilling U.S.A.    March 31, 1998
-----------------------------------------------------    Ltd.
                 I. E. Hendrix, Jr.

              /s/ LESLIE D. ROSENCUTTER                Director of Parker Drilling U.S.A.    March 31, 1998
-----------------------------------------------------    Ltd.
                Leslie D. Rosencutter

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma on March 31, 1998.

                                            PARCAN LIMITED

                                            By:   /s/ THOMAS L. WINGERTER

                                              ----------------------------------
                                                     Thomas L. Wingerter
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

              /s/ LESLIE D. ROSENCUTTER                Director                              March 31, 1998
-----------------------------------------------------
                Leslie D. Rosencutter

               /s/ THOMAS . WINGERTER                  Director                              March 31, 1998
-----------------------------------------------------
                 Thomas L. Wingerter

               /s/ I. E. HENDRIX, JR.                  Director                              March 31, 1998
-----------------------------------------------------
                 I. E. Hendrix, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998.

                                            PARKER TECHNOLOGY, LLC

                                            By:      /s/ JOE N. BROWN

                                              ----------------------------------
                                                         Joe N. Brown
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                       TITLE                          DATE
                   ---------                                       -----                          ----

                /s/ JOE N. BROWN                  Director of Parker Technology, Inc.        March 31, 1998
------------------------------------------------
                  Joe N. Brown

              /s/ DAVID L. HOLLAND                Director of Parker Technology, Inc.        March 31, 1998
------------------------------------------------
                David L. Holland

              /s/ KENNETH R. HOITT                Director of Parker Technology, Inc.        March 31, 1998
------------------------------------------------
                Kenneth R. Hoitt

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998.

                                            HERCULES OFFSHORE CORPORATION

                                            By:  /s/ THOMAS J. SEWARD, II

                                              ----------------------------------
                                                     Thomas J. Seward, II
                                                President and Chief Executive
                                                            Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                 /s/ JAMES J. DAVIS                    Director                              March 31, 1998
-----------------------------------------------------
                   James J. Davis

              /s/ THOMAS J. SEWARD, II                 Director                              March 31, 1998
-----------------------------------------------------
                Thomas J. Seward, II

               /s/ I. E. HENDRIX, JR.                  Director                              March 31, 1998
-----------------------------------------------------
                 I. E. Hendrix, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998.

                                            HERCULES RIG CORP.

                                            By:  /s/ THOMAS J. SEWARD, II

                                              ----------------------------------
                                                     Thomas J. Seward, II
                                                President and Chief Executive
                                                            Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                 /s/ JAMES J. DAVIS                    Director                              March 31, 1998
-----------------------------------------------------
                   James J. Davis

              /s/ THOMAS J. SEWARD, II                 Director                              March 31, 1998
-----------------------------------------------------
                Thomas J. Seward, II

               /s/ I. E. HENDRIX, JR.                  Director                              March 31, 1998
-----------------------------------------------------
                 I. E. Hendrix, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, the State of Oklahoma, on March 31, 1998.

                                            PARKER DRILLING OFFSHORE COMPANY

                                            By:     /s/ JAMES J. DAVIS

                                              ----------------------------------
                                                        James J. Davis
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Davis and I. E. Hendrix, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                 /s/ JAMES J. DAVIS                    Director                              March 31, 1998
-----------------------------------------------------
                   James J. Davis

              /s/ LESLIE D. ROSENCUTTER                Director                              March 31, 1998
-----------------------------------------------------
                Leslie D. Rosencutter

               /s/ I. E. HENDRIX, JR.                  Director                              March 31, 1998
-----------------------------------------------------
                 I. E. Hendrix, Jr.

                                 EXHIBIT INDEX

        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
           3.1           -- Restated Certificate of Incorporation of the Company
                            (incorporated by reference to Exhibit 3(a) to Annual
                            Report on Form 10-K for the year ended August 31, 1989,
                            as amended by Form 8 dated December 27, 1989).
           3.2           -- By-Laws of the Company (incorporated by reference to
                            Exhibit 3(b) to annual Report on Form 10-K for the year
                            ended August 31, 1992, as amended by Form 8 dated
                            February 18, 1993).
           4.1           -- Indenture dated as of November 12, 1996 among the
                            Company, as issuer, certain Subsidiary Guarantors (as
                            defined therein) and Chase Bank of Texas, National
                            Association f/k/a Texas Commerce Bank National
                            Association, as trustee (incorporated by reference to
                            Exhibit 4.3 the Registration Statement on Form S-4 dated
                            January 6, 1997).
           4.2*          -- First Supplemental Indenture dated as of April 1, 1997
                            among the Company, as issuer, certain Subsidiary
                            Guarantors (as defined therein) and Chase Bank of Texas,
                            National Association f/k/a Texas Commerce Bank National
                            Association, as trustee.
           4.3*          -- Second Supplemental Indenture dated as of May 30, 1997
                            among the Company, as issuer, certain Subsidiary
                            Guarantors (as defined therein) and Chase Bank of Texas,
                            National Association f/k/a Texas Commerce Bank National
                            Association, as trustee.
           4.4*          -- Third Supplemental Indenture dated as of March 13, 1998 among the Company, as issuer, certain Subsidiary
                            Guarantors (as defined therein) and Chase Bank of Texas,
                            National Association f/k/a Texas Commerce Bank National
                            Association, as trustee.
           4.5*          -- Indenture dated as of March 11, 1998 among the Company, as issuer, certain Subsidiary Guarantors (as defined
                            therein) and Chase Bank of Texas, National Association,
                            as trustee.
           4.6*          -- Registration Rights Agreement dated as of March 11, 1998 by and among the Company, certain Subsidiary Guarantors
                            (as defined therein) and Jefferies & Company, Inc.
           5.1*          -- Opinion of Vinson & Elkins L.L.P.
          23.1*          -- Consent of Coopers & Lybrand L.L.P.
          23.2*          -- Consent of Arthur Andersen LLP.
          23.3*          -- Consent of Arthur Andersen LLP.
          23.4*          -- Consent of KPMG Peat Marwick LLP.
          23.5*          -- Consent of Vinson & Elkins L.L.P. (included in Exhibit
                            5.1).
          24.1*          -- Powers of Attorney (included on the signature pages of
                            this Registration Statement).
          25.1*          -- Statement of Eligibility of Chase Bank of Texas, National
                            Association.
          99.1*          -- Form of Letter of Transmittal.

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*    Filed herewith